                                                                   Exhibit 10.47

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF DELAWARE

IN RE RELIANCE SECURITIES LITIGATION         MDL Docket No. 1304
                                             Civil Action No. 99-858-RRM


IN RE:
                                             Chapter 11
RELIANCE ACCEPTANCE GROUP, INC.,
et al.,                                      Case No. 98-288 (PJW)
                                             (Jointly Administered)
                  Debtors.



                            STIPULATION OF SETTLEMENT

                                  BY AND AMONG

                                   THE CLASS,

                               THE ESTATE PARTIES,

                             THE GRAHAM DEFENDANTS,

                              THE COLE FAMILY, AND

                              THE TAYLOR DEFENDANTS

                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
I.    BACKGROUND TO THE SETTLEMENT .......................................    1

      A.    The Class Litigation .........................................    1

      B.    The RAG Bankruptcy Filing and Plan Confirmation ..............    3


II.   DEFENDANTS' STATEMENTS AND DENIALS OF WRONGDOING AND LIABILITY .....    4


III.  CLAIMS OF THE CLASS PLAINTIFFS AND BENEFITS OF SETTLEMENT ..........    4


IV.   TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT ...................    6

      1.    Definitions and Interpretations ..............................    6

      2.    Releases and Agreements Among the Settling Parties ...........   24

      3.    Preliminary Order and Settlement Hearing .....................   44

      4.    Conditions to Settlement; Effect of Disapproval or Termination   45

      5.    The Class Settlement Fund ....................................   51

      6.    Administration and Calculation of Claims, Final Awards, and
            Supervision and Distribution of Class Settlement Fund ........   56

      7.    Class Attorneys' Fees and Reimbursement of Expenses ..........   58

      8.    Miscellaneous Provisions .....................................   60

EXHIBITS

      EXHIBIT A         [Proposed] Order Preliminarily Approving Settlement and
                        Providing for Notice

      EXHIBIT A-1       Notice of Proposed Settlement of Class Action

      EXHIBIT A-2       Summary Notice for Publication

      EXHIBIT A-3       Proof of Claim and Release Form

      EXHIBIT B         [Proposed] Final Judgment and Order of Dismissal with
                        Prejudice

      EXHIBIT C         Taylor Settlement Agreement

      EXHIBIT D         Summary of Certain Defense Costs of Certain D&O
                        Indemnity Claimants

      EXHIBIT E         Agreed Allocation of Remaining St. Paul Insurance
                        Proceeds Among the Graham D&O Defendants

      EXHIBIT F         Agreement By and Among the Lead Plaintiffs and the Class
                        5 Participants Regarding Proposed Plan of Allocation for
                        Class 5 Distributions

         This Stipulation of Settlement (the "Settlement Stipulation") is dated and executed as of October 10, 2001 (the "Settlement Execution Date"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in Section IV.1 hereof. This Settlement Stipulation is made and entered into by and among the Settling Parties, by and through their undersigned attorneys of record. This Settlement Stipulation is intended by the Settling Parties, upon and subject to the terms and conditions hereof, to (among other things) fully, finally, and forever resolve, discharge, and settle the Released Class Claims and the Released Graham Defendant Claims.

I.       BACKGROUND TO THE SETTLEMENT

         A.       THE CLASS LITIGATION

         In early 1998, the following class action lawsuits were filed in the United States District Court for the Western District of Texas alleging violations of the federal securities laws and breaches of fiduciary duties under Delaware law:

                  1. Michael Sabbia, et al. v. Reliance Acceptance Group, Inc., et al., C.A. No. 98-0044;

                  2. Brian J. O'Connor v. Reliance Acceptance Group, Inc., et al., C.A. No. 98-0099;

                  3. Walter M. Goldberg IRA Rollover v. Reliance Acceptance Group, Inc., et al., C.A. No. 98-0111;

                  4. Keith Jacobs, et al. v. Jeffrey W. Taylor, et al., C.A. No. 98-0119;

                  5. Seymour Irwin Levin, et al. v. Reliance Acceptance Group, Inc., et al., C.A. No. 98-0120;

                  6. Darius Antia, et al. v. KPMG Peat Marwick, LLP, et al., C.A. No. 98-0146;

                  7. Bank West Financial Corp., et al. v. Jeffrey W. Taylor, et al., C.A. No. 98-0184;

                  8. Harold M. Nofzinger v. KPMG Peat Marwick, LLP, et al., C.A. No. 98-0188; and

                  9. Allen Aron, et al. v. Jeffrey W. Taylor, et al., C.A. No. 98-0222.

         The Texas Actions were consolidated under the case captioned Michael Sabbia, et al. v. Reliance Acceptance Group, Inc., et al., C.A. No. 98-0044. By order dated June 29, 1998, the Lead

Plaintiffs and Class Co-Lead Counsel were appointed in the Texas Actions pursuant to the requirements of the PSLRA.

         On February 2, 1998, a class action was filed in the United States District Court for the Northern District of Illinois entitled Graham v. Taylor Capital Group, Inc., et al., Civil No. 98 C 0779, alleging violations of the federal securities laws and breaches of fiduciary duties under Delaware law and ERISA. By order dated July 15, 1998, the Lead Plaintiffs and Class Co-Lead Counsel were appointed in the Illinois Action pursuant to the requirements of the PSLRA. On August 18, 1999, the Lead Plaintiffs filed the Consolidated Amended Complaint.

         On December 9, 1999, the Judicial Panel on Multidistrict Litigation transferred the Texas Actions and the Illinois Action to the United States District Court for the District of Delaware for coordinated pretrial proceedings with the Consolidated Adversary Proceeding being pursued by the Estate. The caption of the consolidated proceedings before the Court is In re Reliance Securities Litigation, MDL Docket No. 1304, Civil Action No. 99-858-RRM.

         On October 31, 2000, the United States District Court for the District of Delaware entered an order certifying the Class and approving Class Co-Lead Counsel as counsel for the Class.

         B. THE RAG BANKRUPTCY FILING AND PLAN CONFIRMATION

         On February 9, 1998 (the "Petition Date"), the Debtors filed with the Bankruptcy Court their petitions for relief under chapter 11 of the Bankruptcy Code. RAG's petition was filed as Case No. 98-288 (PJW). The petitions for RAG's subsidiaries are consecutively numbered through Case No. 98-310 (PJW).

         On July 2, 1998, the Bankruptcy Court confirmed the Debtors' Reorganization Plan. Under the Reorganization Plan, and through the Confirmation Order, the Debtors and their respective chapter 11 estates were substantively consolidated pursuant to Section 1123(a)(5)(C) of the Bankruptcy Code for purposes of classification, distributions, and all other purposes under the Reorganization Plan. The Reorganization Plan became effective on July 31, 1998.

         The Reorganization Plan divided the holders of Claims and Equity Interests in the Debtors into various classes. Class 4 of the Reorganization Plan consisted of the holders of certain Allowed unsecured claims against the Debtors. Class 5 of the Reorganization Plan included the holders of Allowed Equity Interests and the holders of Allowed Class 5 Litigation Claims. The Reorganization Plan specified how the recoveries from Causes of Action brought by the Estate Representative were to be divided among the Claims and Equity Interests classified in Class 4 and Class 5 of the Reorganization Plan. The Reorganization Plan, however, did not specify how distributions under the Reorganization Plan to Class 5 are to be divided within Class 5.

         Approximately 40 proofs of claim were filed in RAG's Bankruptcy Case on behalf of various holders of securities and related litigation claims. A number of these proofs of claim were filed by the Lead Plaintiffs and by the Class Co-Lead Counsel. On December 15, 2000, the Lead Plaintiffs filed an amended proof of claim (the "Class Proof of Claim") in RAG's Bankruptcy Case based on the actions described in the Consolidated Amended Complaint. The Class Proof of Claim stated that RAG was liable to the Class for substantial damages, primarily based upon alleged violations of Sections 10(b) and 14(a) of the Securities Exchange Act of 1934, and Rules 10b-5 and 14a-9 promulgated thereunder.

II. DEFENDANTS' STATEMENTS AND DENIALS OF WRONGDOING AND LIABILITY

         The Graham Defendants have denied and continue to deny each and every one of the claims and contentions asserted against them by the plaintiffs in the Graham Litigation and the Delaware Class Litigation. The Graham Defendants further have expressly denied and continue to deny all charges of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions asserted against them in the Graham Litigation or the Delaware Class Litigation.

         Nonetheless, the Graham Defendants have concluded that their further involvement in the Graham Litigation and the Delaware Class Litigation would be protracted and expensive, and that it is desirable that all Claims and Causes of Action against them be fully and finally settled in the manner and upon the terms and conditions set forth in this Settlement Stipulation in order to limit further expense, inconvenience, and distraction, and to dispose of burdensome and protracted litigation.

III. CLAIMS OF THE CLASS PLAINTIFFS AND BENEFITS OF SETTLEMENT

         The plaintiffs in the Delaware Class Litigation and the Graham Litigation believe that the Claims asserted in the Graham Litigation and the Delaware Class Litigation have merit, and that the evidence developed to date supports the Claims asserted. However, Class Co-Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Graham Litigation and the Delaware Class Litigation against the Graham Defendants through trial and through appeals. Class Co-Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions (such as the Graham Litigation and the Delaware Class Litigation), as well as the difficulties and delays inherent in such litigation. Class Co-Lead Counsel are also mindful of the inherent problems of proof under and defenses to the claims they have asserted in the Graham Litigation and the Delaware Class Litigation against the Graham Defendants.

         The Lead Plaintiffs further believe that their Class Proof of Claim filed in RAG's Bankruptcy Case has merit, and that the evidence developed in the Graham Litigation, the Delaware Class Litigation, and the Consolidated Adversary Proceeding supports the Claims asserted therein. However, Class Co-Lead Counsel recognize and acknowledge the expense and length of continued proceedings necessary to prosecute their Claims against the Estate through trial and through appeals. Class Co-Lead Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in such complex actions, as well as the difficulties and delays inherent in such litigation. Class Co-Lead Counsel are also mindful of the inherent problems of proof under and defenses to the Class Proof of Claim.

         In light of the foregoing, Class Co-Lead Counsel believe that the settlement set forth in this Settlement Stipulation confers substantial benefits upon the Class. Based on their evaluation, Class

Co-Lead Counsel have determined that the settlement set forth in this Settlement Stipulation is in the best interests of the Class.

IV. TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT

         NOW, THEREFORE, for good and valuable consideration, including the payments, promises, and covenants contained herein, it is hereby stipulated and agreed by and among the Settling Parties, by and through their respective counsel or attorneys of record, as follows:

1.       DEFINITIONS AND INTERPRETATIONS

         The following terms shall have the following meanings when used in capitalized form in this Settlement Stipulation. Such meanings shall be equally applicable to both the singular and plural forms of such terms. The words "herein," "hereof," and "hereunder" and other words of similar import refer to this Settlement Stipulation as a whole and (unless otherwise specified) not any particular section, subsection, or clause contained herein.

         1.1 "Allowed," when used with respect to any Claim or Equity Interest, means the Claim or Equity Interest or applicable portion thereof that has been, or will be, allowed pursuant to section 502 of the Bankruptcy Code or pursuant to the Reorganization Plan (or if the Claim or Equity Interest was objected to, that a final, nonappealable order has been, or will be, entered allowing the Claim or Equity Interest).

         1.2 "Allowed Class Claim" means the Claim of the Class in the Bankruptcy Cases that, pursuant to Section IV.2.1 of this Settlement Stipulation, will be Allowed on the Settlement Effective Date in the amount of $58,000,000 and treated under the Reorganization Plan as an Allowed Class 5 Litigation Claim.

         1.3 "Authorized Claimant" means any Class Member who files a proof of claim in the Graham Litigation in such form and manner, and within such time, as the Court shall prescribe.

         1.4 "Bankruptcy Cases" means the jointly administered chapter 11 bankruptcy cases of the Debtors in the Bankruptcy Court, Case No. 98-288 (PJW) (Jointly Administered).

         1.5 "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. Sections 101, et seq.

         1.6 "Bankruptcy Court" means the United States Bankruptcy Court for the District of Delaware.

         1.7 "Barlow" means Thomas L. Barlow, an individual.

         1.8 "Causes of Action" means all Claims, choses in action, third-party Claims, counterclaims, and crossclaims.

         1.9 "Claim" means (a) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (b) a right to an equitable remedy for breach of performance if such breach gives rise to a right of payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured.

         1.10 "Class" means the class certified in the Graham Litigation by order of the Court dated October 31, 2000, or as modified by any subsequent Court order entered with the consent of all of the Settling Parties.

         1.11 "Class 4" means the impaired class designated as "Class 4" in the Reorganization Plan.

         1.12 "Class 5" means the impaired class designated as "Class 5" in the Reorganization Plan, which consists of (i) all Class 5 Equity Interests and (ii) all Class 5 Litigation Claims.

         1.13 "Class 5 Equity Interest" means any Equity Interest.

         1.14 "Class 5 Litigation Claims" means the Claims defined in the Reorganization Plan as "Class 5 Litigation Claims."

         1.15 "Class 5 Plan of Allocation" means that certain plan of allocation to be approved by order of the Court or the Bankruptcy Court for distribution of proceeds payable under the Reorganization Plan to holders of Class 5 Equity Interests and Class 5 Litigation Claims.

         1.16 "Class Co-Lead Counsel" means the following firms: Milberg Weiss Bershad Hynes & Lerach LLP (the "Milberg Firm"); and David B. Kahn & Associates (the "Kahn Firm"), which were appointed as counsel for the Class in the Graham Litigation and for the Persons designated as lead plaintiffs in the Delaware Class Litigation.

         1.17 "Class Member" means a Person who falls within the definition of the Class, as set forth herein.

         1.18 "Class Period" means the period from (and including) March 14, 1995, through (and including) November 14, 1997.

         1.19 "Class Settlement Fund" means the escrow fund established by Class Co-Lead Counsel to accept distributions and recoveries on behalf of the Class, including (i) distributions of cash and securities from the Estate on account of the Allowed Class Claim, (ii) recoveries obtained pursuant to the terms hereof, and (iii) all other Class recoveries.

         1.20 "Cole Family" means any or all of the following Persons: Irwin H. Cole; the Estate of Irwin H. Cole; Shirley B. Cole, individually, as trustee or investment advisor of any Cole Family Trust, and as executrix of the Estate of Irwin H. Cole; Lori Cole, individually, as trustee or investment advisor of any Cole Family Trust, and as successor executrix of the Estate of Irwin H. Cole; Cathy Cole Williams, individually, as trustee or investment advisor of any Cole Family Trust, and as successor executrix of the Estate of Irwin H. Cole; Ian Hunt, individually and as trustee or investment advisor to certain Cole Family Trusts; Justin Williams, individually and as trustee or investment advisor to certain Cole Family Trusts; and each of the Cole Family Trusts.

         1.21 "Cole Family Chancery Action" means that certain litigation commenced on August 19, 1998, by certain members of the Cole Family in the Delaware Court of Chancery, Civil Action No. 16594NC, against certain of the Graham Defendants and others for breach of fiduciary duty, fraud, and related Causes of Action.

         1.22 "Cole Family Trusts" means any or all of the following Persons: the 1993 Exempt Trust for Lori Cole; the 1993 Non-Exempt Trust for Lori Cole; the 1985 Trust for Todd Justin

Williams; the Cathy Cole Williams Custodial Account for Bradley F. Williams; the 1992 Trust for Bradley F. Williams; the 1992 Trust for Todd Justin Williams; the Cathy Cole Tayco Trust; the Lori Cole Tayco Trust; the Randy Cole Tayco Trust; the 1993 Non-Exempt Trust for Cathy Cole; the 1993 Exempt Trust for Cathy Cole; the 1985 Trust for Jamie Lee Matthews, and any of the foregoing Persons' past or present trustees, investment advisors, or beneficiaries.

         1.23 "Confirmation Order" means (i) the order of the Bankruptcy Court dated as of July 2, 1998, confirming the Reorganization Plan, and (ii) the order of the Bankruptcy Court dated September 3, 1998, approving certain post-confirmation technical amendments to the Reorganization Plan and confirming the Reorganization Plan as amended.

         1.24 "Consolidated Adversary Proceeding" means the consolidated proceeding ordered by the Court on July 15, 1999, resulting in the consolidation of the 398 Adversary and the 399 Adversary into a single case before the Court, captioned David T. Allen v. Sidney J. Taylor, et al., Civil Action No. 99-146-RRM.

         1.25 "Consolidated Amended Complaint" means that certain complaint filed on August 18, 1999, in the Graham Litigation, as it may be amended from time to time.

         1.26 "Court" means the United States District Court for the District of Delaware.

         1.27 "D&O Indemnity Claimants" means Lori Cole, Irwin H. Cole, Cathy Cole Williams, the Estate of Irwin H. Cole (including through its executrix), Solway F. Firestone, William S. Race, Dean L. Griffith, Ross J. Mangano, Howard
B. Silverman ("Silverman"), and James D. Dolph.

         1.28 "D&O Indemnity Claims" means all the Class 5 Litigation Claims of all the D&O Indemnity Claimants against the Debtors and the Estate for indemnification or contribution (whether contractual or otherwise) based upon, arising out of, or in any way related to, the defense of the Graham Litigation, the Delaware Class Litigation, the Split-Off Transaction, or the Debtors.

         1.29 "Debtors" means any of the following entities at any time before the Reorganization Plan Effective Date (including any of their predecessors or successors in interest): (i) RAG; (ii) Reliance Acceptance Corporation, formerly known as Cole Taylor Finance Company ("RAC"), a wholly-owned subsidiary of RAG; and (iii) the following 21 wholly-owned subsidiaries of RAC: Reliance Acceptance Corp. of Arizona, Reliance Acceptance Corp. of Colorado, Reliance Acceptance Corp. of Florida, Reliance Acceptance Corp. of Georgia, Reliance Acceptance Corp. of Illinois, Reliance Acceptance Corp. of Indiana, Reliance Acceptance Corp. of Iowa, Reliance Acceptance Corp. of Kentucky, Reliance Acceptance Corp. of Minnesota, Reliance Acceptance Corp. of Missouri, Reliance Acceptance Corp. of Michigan, Reliance Acceptance Corp. of New Mexico, Reliance Acceptance Corp. of Nevada, Reliance Acceptance Corp. of North Carolina, Reliance Acceptance Corp. of Ohio, Reliance Acceptance Corp. of Oregon, Reliance Acceptance Corp. of South Carolina, Reliance Acceptance Corp. of Tennessee, Reliance Acceptance Corp. of Texas, Reliance Acceptance Corp. of Utah, and Reliance Acceptance Corp. of Washington.

         1.30 "Delaware Chancery Court" means the Court of Chancery of the State of Delaware in and for New Castle County.

         1.31 "Delaware Class Litigation" means the case captioned In re Consolidated Reliance Acceptance Group Shareholder Litigation, C.A. No. 15989NC, presently pending before the Delaware Chancery Court and represented by the following consolidated actions: (i) Levin v. Reliance Acceptance Group, et al., C.A. No. 15989NC; (ii) Curnyn v. Taylor, et al., C.A. No. 16150NC; (iii) Hansen
v. Taylor Capital Group, Inc., et al., C.A. No. 16198NC; (iv) Pama Partnership
v. Taylor Capital Group, Inc. et al., C.A. No. 16212NC; and (v) Block, et al. v. Taylor, et al., C.A. No. 16328NC.

         1.32 "Equity Interest" means any equity interest in the Debtors represented by common stock or options issued by RAG.

         1.33 "Escrow Agent" means Class Co-Lead Counsel or their successors.

         1.34 "Estate" means the estates of the Debtors created by Section 541 of the Bankruptcy Code upon the commencement of the Bankruptcy Cases and substantively consolidated pursuant to the terms of the Reorganization Plan.

         1.35 "Estate Parties" means the Debtors, the Estate, the
Post-Confirmation Estate, the Estate Representative, and the "Class 4 Designee" (as defined in the Reorganization Plan).

         1.36 "Estate Representative" means David T. Allen, not individually, but solely as the representative of the consolidated Post-Confirmation Estate appointed pursuant to Section 1123 of the Bankruptcy Code.

         1.37 "Extraordinary Costs" means the costs incurred in the Insurance Litigation by the Insurance Litigation Plaintiffs to retain experts, jury consultants, and trial technology consultants (and related equipment charges).

         1.38 "Final" means, with respect to an order of any court, a final order as to which the appeal or time to appeal has concluded and no further appeal process is or will be available.

         1.39 "Graham Defendants" means Taylor Capital Group, Jeffrey W. Taylor, Bruce W. Taylor, Sidney J. Taylor, Cole Taylor Bank, Irwin H. Cole, the Estate of Irwin H. Cole, Shirley Cole (individually and in her representative capacity), Lori Cole (individually and in her representative capacity), Cathy Cole Williams (individually and in her representative capacity), Howard B. Silverman, James D. Dolph, J. Christopher Alstrin, William S. Race, Ross J. Mangano, Solway F. Firestone, Melvin E. Pearl, Dean L. Griffith, and the Voluntarily Dismissed Defendants.

         1.40 "Graham D&O Defendants" means Jeffrey W. Taylor, Bruce W. Taylor, Sidney J. Taylor, Irwin H. Cole, the Estate of Irwin H. Cole, Shirley Cole (individually and in her representative capacity), Lori Cole (individually and in her representative capacity), Cathy Cole Williams (individually and in her representative capacity), Howard B. Silverman, James D. Dolph, J. Christopher Alstrin, William S. Race, Ross J. Mangano, Solway F. Firestone, Melvin E. Pearl, Dean L. Griffith, and the Voluntarily Dismissed Defendants.

         1.41 "Graham Litigation" means the Texas Actions, the Illinois Action, the MDL Proceeding, and all Claims asserted therein.

         1.42 "Illinois Action" means that certain class action complaint filed on February 2, 1998, in the United States District Court for the Northern District of Illinois entitled Graham v. Taylor

Capital Group, Inc., et al., Civil No. 98 C 0779, as it may be amended from time to time, alleging violations of the federal securities laws and breaches of fiduciary duties under Delaware law and ERISA.

         1.43 "Insurance Arbitration" means the arbitration proceeding captioned David T. Allen, as Estate Representative for Substantially Consolidated Post-Confirmation Estate of Reliance Acceptance Group, Inc. (f/k/a The Cole Taylor Financial Group, Inc.) and its Subsidiaries, Jeffrey W. Taylor, Bruce W. Taylor, Sidney J. Taylor, J. Christopher Alstrin, and Melvin E. Pearl v. National Union Fire Ins. Co. of Pittsburgh, PA, No. 51 Y 195 00162 01, pending before the American Arbitration Association.

         1.44 "Insurance Litigation" means (i) that certain action pending before the Court, captioned Alstrin v. St. Paul Mercury Ins. Co., et al., Civil Action No. 98-683-RRM (the "Alstrin Litigation"), (ii) any Causes of Action the Graham D&O Defendants and/or any of the Estate Parties may have against Dann Insurance, Tri-City Brokerage, Freeborn & Peters, and/or David H. Kistenbroker,
(iii) any other action related to the Insurance Policies brought by the Insurance Litigation Plaintiffs against any Person (including, without limitation, the Insurance Arbitration and actions based upon denials of coverage under the Insurance Policies).

         1.45 "Insurance Litigation Plaintiffs" means the parties of record in the Insurance Litigation (whether as plaintiffs or defendants) who are insureds under the Insurance Policies, including, without limitation, the Estate Representative (in its capacity as cross-claimant), the Graham D&O Defendants, and any other party of record who is, or asserts a claim as, a plaintiff in the Insurance Litigation.

         1.46 "Insurance Policies" means, collectively, the following policies of insurance: (i) a ten million dollar ($10,000,000) "Excess Insurance Policy," Number DOX 132022519, issued by Continental Casualty Company ("CNA"), incepting July 31, 1996; (ii) a ten million dollar ($10,000,000) "Excess Financial Products Insurance Policy," Number NDA 0117927-96, issued by Reliance Insurance Company ("Reliance Insurance"), incepting July 31, 1996; and (iii) a thirty million dollar ($30,000,000) "Directors, Officers and Corporate Liability Insurance Policy," Number 484-93-25, issued by the National Union Fire Insurance Company of Pittsburgh, PA ("National Union"), incepting February 12, 1997 (the "National Union Policy").

         1.47 "Insurance Recoveries" means recoveries of proceeds obtained from or in connection with the Insurance Policies or the Insurance Litigation (whether such recoveries arise in contract or tort); provided, however, that Insurance Recoveries shall not include amounts payable pursuant to the St. Paul Insurance Policy, which shall be distributed in accordance with the provisions of Section IV.2.4 hereof.

         1.48 "Judgment" means the "Final Judgment and Order of Dismissal with Prejudice" to be entered by the Court, substantially in the form attached hereto as EXHIBIT B, approving this Settlement Stipulation, and granting further relief as provided therein.

         1.49 "Lead Plaintiffs" means the Persons who were appointed as lead plaintiffs in the Graham Litigation.

         1.50 "MDL Proceeding" means the multidistrict litigation proceeding captioned In Re Reliance Securities Litigation, MDL Docket No. 1304, C.A. No. 99-858-RRM, pending in the United States District Court for the District of Delaware.

         1.51 "Non-Released Party" means any Person that is not a Released
Party.

         1.52 "Person" means a natural person, individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, association, joint venture, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, any business or legal entity, and any spouse, heir, executor, administrator, predecessor, successor, representative, or assign of any of the foregoing.

         1.53 "Post-Confirmation Estate" means the substantively consolidated Estate upon and after the Reorganization Plan Effective Date.

         1.54 "Preliminary Order" means the "Order Preliminarily Approving Settlement and Providing for Notice" to be entered by the Court, substantially in the form attached hereto as EXHIBIT

A, preliminarily approving this Settlement Stipulation, authorizing the form and manner of notice of the Settlement Hearing (as defined in Section IV.3.2 hereof), and granting further relief as provided therein.

         1.55 "PSLRA" means the Private Securities Litigation Reform Act of 1995, as amended, 15 U.S.C. Sections 78u-4.

         1.56 "RAG" means Reliance Acceptance Group, Inc., a Delaware corporation (formerly known as Cole Taylor Financial Group, Inc.), on or before the Reorganization Plan Effective Date.

         1.57 "Related Persons" means any of the following with respect to a
Person: (i) present or former directors, officers, partners, principals, members, stockholders, owners, employees, agents, servants, attorneys, personal or legal representatives, parent companies, subsidiaries, divisions, related or affiliated entities, predecessors, successors, joint ventures, heirs, executors, spouses, associates, administrators, transferees, assigns; (ii) any entity in which that Person has a controlling interest; (iii) any members of that Person's immediate family; or (iv) any trusts in which that Person has a nominal or beneficial interest or acts in an advisory, controlling, or fiduciary capacity. However, the foregoing definition shall not include the following Persons: KPMG, LLP; The Chicago Corporation (d/b/a ABN-Amro); Sandler O'Neill & Partners, L.P.; Barlow; Scott Barlow; James Barlow; or any of the following parties in connection with the Insurance Litigation: Dann Insurance, Tri-City Brokerage, Freeborn & Peters, David H. Kistenbroker, CNA, Reliance Insurance, National Union, or St. Paul Insurance.

         1.58 "Released Barlow Claims" means, collectively, all Claims (including Unknown Claims), demands, rights, liabilities, and Causes of Action of every nature and description whatsoever, known or unknown, direct or indirect, whether or not concealed or hidden (including, without limitation, claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, breach of contract, negligent misrepresentation, violations of any state or federal statutes, rules or regulations), that were asserted or might have been asserted by Barlow against (A) any other Graham Defendant and any of their Related Persons, (B) any of the Lead Plaintiffs and any of their Related Persons, (C) any Class Member and any of their Related Persons, (D) any member of the Cole Family and any of their Related Persons, or (E) any of the Taylor Defendants and any of their Related Persons from the beginning of time up to and including the Settlement Effective Date, arising, based upon, or related to (I) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act which were or could have been alleged in the Graham Litigation, the Delaware Class Litigation, the Insurance Litigation, or the Cole Family Chancery Action or (II) the assertion, prosecution, resolution, other pursuit, or receipt of payments in respect of the Class Proof of Claim, the Allowed Class Claim, the Graham Litigation, the Consolidated Adversary Proceeding, the Cole Family Chancery Action, the Insurance Litigation, or the Delaware Class Litigation. For purposes of this Section IV.1.58, notwithstanding anything herein to the contrary, the "Released Barlow Claims" shall not include any Claims Barlow may have asserted against the Estate Parties in the Bankruptcy Cases.

         1.59 "Released Claims" means, collectively, the Released Class Claims, the Released Estate Claims, and the Released Graham Defendant Claims.

         1.60 "Released Class Claims" means, collectively, all Claims (including Unknown Claims), demands, rights, liabilities and Causes of Action of every nature and description whatsoever, known or unknown, direct or indirect, whether concealed or hidden, asserted or that might have been asserted (including, without limitation, Claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, breach of contract, negligent misrepresentation, or violations of any state or federal statutes, rules or regulations) by the Class or any Lead Plaintiff, Class Member, or Delaware Class Litigation plaintiff against the Graham Defendants, any member of the Cole Family, any of the Taylor Defendants, any of the Estate Parties (including their counsel of record in the Consolidated Adversary Proceeding), Barlow, or any Related Person to any of the foregoing, from the beginning of time up to and including the Settlement Effective Date, arising out of, based upon, or related to (A) both (i) the purchase of RAG common stock by any Class Member during the Class Period or the holding of RAG common stock on September 23, 1996 (the record date for the vote on the Split-Off Transaction), and (ii) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Graham Litigation or the Delaware Class Litigation, or (B) the assertion, prosecution, resolution, other pursuit, or receipt of payments in respect of the Class Proof of Claim, the Allowed Class Claim, the Consolidated Adversary Proceeding, the Graham Litigation, the Cole Family Chancery Action, the Insurance Litigation, or the Delaware Class Litigation; provided, however, that
(I) nothing herein shall in any way be deemed or construed as constituting a release of (a) the Estate or the Post-Confirmation Estate from the liabilities associated with the Allowed Class Claim or (b) the liabilities or obligations of the Settling Parties arising pursuant to this Settlement Stipulation and (II) the release provided herein to Barlow shall become null and void and of no force and effect unless (a) Barlow shall have executed, as of the Settlement Effective Date, a form of release that, consistent with the terms and conditions of this Settlement Stipulation, and in form and substance reasonably acceptable to the parties thereto, fully, finally, and forever releases, relinquishes, and discharges the Released Barlow Claims, and (b) either (1) Barlow shall have executed all releases requested pursuant to Section IV.2.15 hereof (or shall have agreed in writing to be bound by the terms of Section IV.2.15 hereof as though he were a Settling Party) or (2) the order contemplated by Section IV.4.1(h) hereof shall become Final.

         1.61 "Released Estate Claims" means, collectively, all Claims (including Unknown Claims), demands, rights, liabilities and Causes of Action of every nature and description whatsoever, known or unknown, direct or indirect, whether concealed or hidden, asserted or that might have been asserted (including, without limitation, Claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, breach of contract, breach of fiduciary duty, mismanagement, corporate waste, negligent misrepresentation, or violations of any state, bankruptcy or other federal statutes, rules or regulations) by the Estate

         Parties against the Class, the Graham Defendants, the Cole Family, the Taylor Defendants, any Lead Plaintiff, any Class Member, or Class Co-Lead Counsel, or any Related Person to any of the foregoing from the beginning of time up to and including the Settlement Effective Date, arising out of, based upon, or related to (A) both (i) the purchase of RAG common stock by any Class Member during the Class Period or the holding of RAG common stock on September 23, 1996 (the record date for the vote on the Split-Off Transaction), and (ii) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act that were or could have been alleged in the Graham Litigation or the Delaware Class Litigation, or (B) the assertion, prosecution, resolution, other pursuit, or receipt of payments in respect of the Class Proof of Claim, the Allowed Class Claim, the Graham Litigation, the Cole Family Chancery Action, the Insurance Litigation, or the Delaware Class Litigation; provided, however, that nothing herein shall in any way be deemed or construed as constituting a release of the liabilities or obligations of the other Settling Parties arising pursuant to this Settlement Stipulation.

         1.62 "Released Graham Defendant Claims" means, collectively, all Claims (including Unknown Claims), demands, rights, liabilities, and Causes of Action of every nature and description whatsoever, known or unknown, direct or indirect, whether or not concealed or hidden (including, without limitation, claims for negligence, gross negligence, professional negligence, breach of duty of care and/or breach of duty of loyalty and/or breach of duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, breach of contract, negligent misrepresentation, violations of any state or federal statutes, rules or regulations), that were asserted or might have been asserted by any Graham Defendant, by any Cole Family member, or by any Taylor Defendant against (A) any other Graham Defendant and any of their Related Persons, (B) any of the Lead Plaintiffs and any of their Related Persons, (C) any Class Member and any of their Related Persons, (D) any member of the Cole Family and any of their Related Persons, (E) any of the Taylor Defendants and any of their Related Persons, (F) any of the Estate Parties and any of their Related Persons, or (G) Barlow and any of his Related Persons from the beginning of time up to and including the Settlement

         Effective Date, arising, based upon, or related to (A) the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act which were or could have been alleged in the Graham Litigation, the Delaware Class Litigation, the Insurance Litigation, or the Cole Family Chancery Action, or (B) the assertion, prosecution, resolution, other pursuit, or receipt of payments in respect of the Class Proof of Claim, the Allowed Class Claim, the Consolidated Adversary Proceeding, the Graham Litigation, the Cole Family Chancery Action, the Insurance Litigation, or the Delaware Class Litigation; provided, however, that (I) nothing herein shall in any way be deemed or construed as constituting a release of (a) Claims or Causes of Action against KPMG related to the Cole Family Chancery Action or (b) the liabilities or obligations of the other Settling Parties arising pursuant to this Settlement Stipulation and (II) the release provided herein to Barlow shall become null and void and of no force and effect unless (a) Barlow shall have executed, as of the Settlement Effective Date, a form of release that, consistent with the terms and conditions of this Settlement Stipulation, and in form and substance reasonably acceptable to the parties thereto, fully, finally, and forever releases, relinquishes, and discharges the Released Barlow Claims, and (b) either (1) Barlow shall have executed a release requested pursuant to Section IV.2.15 hereof (or shall have agreed in writing to be bound by the terms of Section
IV.2.15 hereof as though he were a Settling Party) or (2) the order contemplated by Section IV.4.1(h) hereof shall become Final.

         1.63 "Released Parties" means, collectively, the Persons that are released from the Released Class Claims, the Released Estate Claims, and the Released Graham Defendant Claims.

         1.64 "Releasing Party" means any Person providing a release pursuant to this Settlement Stipulation.

         1.65 "Reorganization Plan" means the "Fourth Amended Joint Plan of Reorganization Dated April 30, 1998 of Reliance Acceptance Group, Inc., Reliance Acceptance Corporation and Its Subsidiaries with Technical Amendments," which was confirmed by the Bankruptcy Court pursuant to the Confirmation Order.

         1.66 "Reorganization Plan Effective Date" means July 31, 1998, the effective date of the Reorganization Plan.

         1.67 "Settlement Effective Date" means the first date by which all of the events and conditions specified in Section IV.4.1 of this Settlement Stipulation have been met and have occurred (or have been waived in the manner contemplated in Section IV.4.7 hereof).

         1.68 "Settlement Execution Date" means October 10, 2001.

         1.69 "Settling Parties" means, collectively, the Estate Parties, the Class, the Graham Defendants, the Cole Family, and the Taylor Defendants.

         1.70 "Split-Off Transaction" means the transactions effective February 12, 1997, whereby, inter alia, RAG transferred all of the shares of common stock of Taylor Capital Group to the Taylor Defendants, among others, in exchange for the 4.5 million shares of common stock of RAG owned by the Taylor Defendants, among others, which shares were transferred to RAG.

         1.71 "St. Paul" means St. Paul Mercury Insurance Company.

         1.72 "St. Paul Insurance Policy" means the $10 million ($10,000,000), Financial Institution Corporate Indemnification and Directors and Officers Policy, Number 0400JW4206, issued by St. Paul, incepting July 31, 1996.

         1.73 "Taylor Capital Group" means Taylor Capital Group, Inc., a Delaware corporation and a Graham Defendant.

         1.74 "Taylor Defendants" means Taylor Capital Group, Jeffrey W. Taylor, Bruce W. Taylor, Sidney J. Taylor, J. Christopher Alstrin, Iris Taylor, Cindy Taylor Bleil, Taylor Family Partnership, Melvin E. Pearl, and such other of their Related Persons that are named defendants in either the Graham Litigation or the Consolidated Adversary Proceeding.

         1.75 "Taylor Settlement Agreement" means that certain executed agreement, attached hereto as EXHIBIT C, between the Estate Representative and certain of the Taylor Defendants settling all Claims and Causes of Action asserted in the Estate's Consolidated Adversary Proceeding against the Taylor Defendants.

         1.76 "Taylor Settlement Consideration" means the cash and securities that are to be delivered by Taylor Capital Group as provided in Section IV.5 of the Taylor Settlement Agreement.

         1.77 "Texas Actions" means, collectively, the nine class action lawsuits identified in Section I.A hereof filed in the United States District Court for the Western District of Texas alleging violations of the federal securities laws and breaches of fiduciary duties under Delaware law.

         1.78 "Unknown Claims" means any Claims which any Person does not know or suspect to exist in his, her, or its favor at the time of the release of the Released Party which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Party, or might have affected his, her, or its decision not to object to this Settlement Stipulation.

         1.79 "Voluntarily Dismissed Defendants" means Richard W. Tinberg, Adelyn Dougherty, and James Kaplan, who were named as defendants in certain of the Graham Litigation lawsuits and/or the Delaware Class Litigation, but who were voluntarily dismissed without prejudice or otherwise dropped from the lawsuits.

         1.80 "398 Adversary" means the adversary proceeding captioned David T. Allen v. Sidney J. Taylor, et al., Adversary Proceeding Number A-98-398, filed with the Bankruptcy Court and subsequently withdrawn to the Court, consolidated with the 399 Adversary, and assigned Civil Action No. 99-146-RRM in the Consolidated Adversary Proceeding.

         1.81 "399 Adversary" means the adversary proceeding captioned David T. Allen v. Sidney J. Taylor, et al., Adversary Proceeding Number A-98-399, filed with the Bankruptcy Court and subsequently withdrawn to the Court, consolidated with the 398 Adversary, and assigned Civil Action No. 99-146-RRM in the Consolidated Adversary Proceeding.

         2. RELEASES AND AGREEMENTS AMONG THE SETTLING PARTIES

         In exchange for good and valuable consideration, including the promises and covenants contained herein, the Settling Parties agree that:

         2.1 On the Settlement Effective Date, and subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, the Class Proof of Claim filed in the Bankruptcy Cases shall be Allowed in an amount equal to $58,000,000, and such Allowed Class Claim shall be treated under the Reorganization Plan as a $58,000,000 Allowed Class 5 Litigation Claim; provided, however, that all distributions of consideration to be made to the Class on account of its Allowed Class Claim shall be made only after entry of a Final order of the Court or the Bankruptcy Court approving the Class 5 Plan of Allocation and the entry of the Final Judgment.

         2.2 On the Settlement Effective Date, and subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, the Settling Parties agree that the Claims and Causes of Action that were or could have been asserted by the Class, the Lead Plaintiffs, or any Class Member in the Graham Litigation and the Delaware Class Litigation as against the Graham Defendants, Barlow, and their Related Persons shall be settled and released in exchange for the receipt by the Class of the following: (i) all recoveries (if any) on all coverage under the Insurance Policies (subject to the allocations and distributions described in Sections IV.2.3 and IV.2.4 hereof), including, without limitation, all coverages available to the Graham D&O Defendants and the Estate Parties; (ii) all other extra-contractual recoveries (if any) that have been or will be obtained from any source under the Insurance Policies or in connection with the Insurance Litigation (including, without limitation, any recoveries pursuant to Claims covered by any tolling agreements entered into by any Person with any of the Estate Parties or the Graham Defendants); and (iii) all distributions to the Class Settlement Fund pursuant to the Class 5 Plan of Allocation; provided, however, that the release provided herein to Barlow shall become null and void and of no force and effect unless (A) Barlow shall have executed, as of the Settlement Effective Date, a form of release that, consistent with the terms and conditions of this Settlement Stipulation, and in form and substance reasonably acceptable to the parties thereto, fully, finally, and forever releases, relinquishes, and discharges the Released Barlow Claims, and (B) either (1) Barlow shall have executed a release requested pursuant to Section IV.2.15 hereof (or shall have agreed in writing to be bound by the terms of Section
IV.2.15 hereof as though he were a Settling Party) or (2) the order contemplated by Section IV.4.1(h) hereof shall become Final.

         2.3 All Insurance Recoveries received by any of the Graham D&O Defendants or the Estate Parties shall be held in trust for the sole and exclusive benefit of the Class, shall be paid over to the Class Settlement Fund as soon as practicable after receipt, and shall not in any manner become property of the Graham D&O Defendants (except as otherwise provided in Section
IV.2.21 hereof) or the Estate Parties; provided, however, that on and after the Settlement Effective Date, and subject to the satisfaction of the condition subsequent in Section IV.4.8 hereof, the Class and Class Co-Lead Counsel shall cause the Insurance Recoveries obtained from or related to the National Union Policy (including both contractual and extracontractual recoveries obtained in the Insurance Litigation related to the National Union Policy) to be allocated and distributed in the following order of priority and sequence:

         (a) $5,000,000 in proceeds shall be paid directly to the Estate Representative for the sole and exclusive benefit of the Post-Confirmation Estate (subject to the distribution priorities required by Section IV.2.4 hereof);

         (b) proceeds in an amount equal to the product of the following shall be paid directly to the Estate Representative for the sole and exclusive benefit of the Post-Confirmation Estate:
                  (i) a fraction whose numerator shall equal the total amount that would be paid to the Class Settlement Fund from recoveries obtained under the National Union Policy pursuant to Section IV.2.3(e) hereof absent the distributions required by this Section IV.2.3(b) on account of Extraordinary Costs and whose denominator shall equal the sum of the numerator plus the total amount paid the Estate Representative pursuant to Section IV.2.3(a), multiplied by (ii) the total Extraordinary Costs;

         (c) $2,000,000 in proceeds shall be paid directly to Taylor Capital Group as compensation for advances made to counsel of record in the Insurance Litigation on account of legal fees charged (or to be charged) and expenses incurred (or to be incurred) in the Insurance Litigation, regardless of the amount actually incurred;

         (d) proceeds in an amount equal to 10% of the positive difference (if any) between the total amount of Insurance Recoveries obtained from or related to the National Union Policy and $15 million shall be paid directly to Taylor Capital Group as further compensation for advances made to counsel of record in the Insurance Litigation on account of legal fees charged (or to be charged) and expenses incurred (or to be incurred) in the Insurance Litigation, regardless of the amount actually incurred; and

         (e) all remaining proceeds from the total amount of Insurance Recoveries obtained from or related to the National Union Policy shall be paid directly to the Class Settlement Fund for the exclusive benefit of the Class.

         2.4      SETTLEMENT OF D&O INDEMNITY CLAIMS

                  (a) Upon the Estate Representative's receipt of proceeds pursuant to Section IV.2.3(a) hereof, all D&O Indemnity Claims shall be settled for and Allowed in the aggregate amount of exactly $2,000,000 (the "Aggregate D&O Indemnity Settlement"), and shall be paid in the manner provided hereinafter.

                  (b) Notwithstanding anything in the Reorganization Plan or the Class 5 Plan of Allocation to the contrary, of the net recoveries obtained by the Estate Representative pursuant to Section IV.2.3(a) hereof, the first $2,597,403 of such recoveries shall be allocated in the following manner: $597,403 of such recoveries shall be allocated to holders of Class 4 Claims under the Reorganization Plan on account of their right under the Reorganization Plan to receive 23% of all net recoveries after such holders have been paid the "100% Threshold Amount" (as defined in the Reorganization Plan); the remaining $2,000,000.00 of such recoveries shall be allocated to Class 5 under the Reorganization Plan and shall be paid to principal counsel for each of the D&O Indemnity Claimants in the amounts specified in EXHIBIT D hereto in full and final satisfaction of the Estate Parties' obligations in respect of the Aggregate D&O Indemnity Settlement and all D&O Indemnity Claims. Such payments shall be made in cash within thirty (30) days after receipt of said recoveries by the Estate Representative.

                  (c) No other recoveries may be obtained by any D&O Indemnity Claimant from any of the Estate Parties or from any other Released Parties on account of any unpaid D&O Indemnity Claims, except that recoveries made or relating to the St. Paul Insurance Policy shall be preserved exclusively for the Graham D&O Defendants and Barlow as reimbursement for defense costs incurred and shall be distributed by agreement of the Settling Parties pursuant to the allocations set forth in EXHIBIT E as soon as practicable following the Settlement Execution Date (subject to St. Paul obtaining (i) releases from all the Graham D&O Defendants, Barlow, and the Estate Parties, which the Graham D&O Defendants and the Estate Parties agree to provide promptly in substantially the form previously tendered by St. Paul or (ii) the order contemplated by Section IV.2.14 hereof in favor of St. Paul). The Settling Parties agree that the proceeds of the St. Paul Insurance Policy shall be distributed in full prior to the Settlement Effective Date (subject to said releases being provided to St. Paul) and that said distribution shall be final notwithstanding any cancellation, termination, or other event rendering this Settlement Stipulation ineffective.

         2.5 The Graham D&O Defendants and the Estate Parties make no warranties or representations regarding either the assignability, value, collectibility, or recoverability of (i) the Insurance Recoveries, (ii) the distributions to be made to the Class on account of its Allowed Class Claim, (iii) the Taylor Settlement Consideration, (iv) the coverage available under the Insurance Policies, or (v) the consideration provided in Section IV.2.2 hereof. The Settling Parties further acknowledge, understand, and agree that the Graham D&O Defendants are specifically relying on the Class's and Class Co-Lead Counsel's covenants that regardless of the Insurance Recoveries obtained by the Class, the Settling Parties shall have no right of recovery from the personal assets of the Graham D&O Defendants, the Cole Family, the Taylor Defendants, or any Related Person to any of the foregoing. Without limiting the generality of the foregoing, each of the Lead Plaintiffs, the Class, the Class Members, and Class Co-Lead Counsel (on behalf of themselves and their Related Persons) jointly and severally covenant, agree, and acknowledge to each of the Graham D&O Defendants, the Cole Family, and the Taylor Defendants as follows:

                  (a) He, she, or it will not seek to collect or obtain any sums from any of the personal assets of the Graham D&O Defendants, the Cole Family, the Taylor Defendants, or any Related Person to any of the foregoing, by any means, formal or informal.

                  (b) He, she, or it (or Class Co-Lead Counsel on his, her, or its behalf) has carefully read each of the Insurance Policies and the pleadings and discovery in the Insurance Litigation and understands and acknowledges that the issuers of the Insurance Policies have asserted (or may assert) several arguments in the Insurance Litigation or under the Insurance Policies as to why there should be no Insurance Recoveries by or on behalf of the Graham D&O Defendants.

                  (c) He, she, or it (or Class Co-Lead Counsel on his, her, or its behalf) understands that this Settlement Stipulation does not guarantee that he, she, or it will receive any Insurance Recoveries and that the settlement and releases set forth in this Settlement Stipulation may become effective, and the Judgment may become Final, without he, she, or it receiving any Insurance Recoveries.

         2.6 Only the Insurance Litigation Plaintiffs shall have the right and authority to prosecute the Claims asserted in the Insurance Litigation on behalf of themselves and all other Settling Parties; provided, however, that (i) the Class or its designated representatives shall at all times have exclusive decision-making authority regarding all amounts to be accepted by way of settlement under the Insurance Policies or the Insurance Litigation, (ii) the Insurance Litigation Plaintiffs shall not settle or compromise any Claims arising under the Insurance Policies or the Insurance Litigation without the prior express written consent of the Class or its designated representatives,
(iii) the Estate Parties shall advance Extraordinary Costs incurred in the Alstrin Litigation as and when billed (subject to reimbursement as provided in Section IV.2.3(b) hereof), (iv) after the Settlement Execution Date, the Insurance Litigation Plaintiffs will continue in the prosecution of the Alstrin Litigation, provide Class Co-Lead Counsel with reasonable access to the documents, records, and other materials consistent with past practice, and bring in courts determined by the Class or its designated representatives (with the Class or its designated representatives bearing all fees, costs, and expenses in respect thereof) any portion of the Insurance Litigation that is not then pending in any court and appeal any result obtained in the Insurance Litigation at the direction of the Class and its designated representatives (except that Melvin E. Pearl shall not be obligated to bring such actions against Freeborn & Peters or David H. Kistenbroker), and (v) after the Settlement Effective Date, the Settling Parties shall otherwise continue and cooperate in the prosecution of all aspects of the Insurance Litigation pursuant to the terms hereof under the direction and control of the Class and its designated representatives. The Insurance Litigation Plaintiffs have agreed to the foregoing rights, authority, restrictions, and limitations and have offered the foregoing to the Class as partial compensation for the releases and other consideration granted them herein. To the extent that the Insurance Litigation Plaintiffs or their counsel are held liable for any actions taken or not taken at the direction of the Class and its designated representatives, the Class and its designated representatives shall hold them harmless from any damages resulting therefrom (including losses arising under Section IV.4.3 hereof). Notwithstanding anything in this Settlement Stipulation to the contrary, nothing herein shall require any Insurance Litigation Plaintiff to initiate or proceed with any aspect of the Insurance Litigation that is not reasonably grounded in law or fact. The Judgment or a Final order entered by the Court in the Alstrin Litigation shall provide that the foregoing arrangement is valid, effective, and enforceable, is not a valid defense to the assertion of the underlying Claims or rights, and is entitled to full faith and credit in any court of competent jurisdiction.

         2.7 The Settling Parties agree that counsel for the Taylor Defendants shall have the right to withdraw as counsel from the Alstrin Litigation in their sole discretion, subject only to the approval of the Court to the withdrawal. The Settling Parties agree not to object to a request by counsel for the Taylor Defendants to withdraw. In the event that counsel for the Taylor Defendants choose to withdraw and the Taylor Defendants do not arrange for substitute counsel reasonably satisfactory to the Class or its designated representatives, the Class or its designated representatives shall have the right in their sole discretion (and at their sole cost and expense) to choose new counsel to assume prosecution of the Alstrin Litigation in place of said withdrawing counsel. If said counsel does withdraw, and the Taylor Defendants do not arrange for substitute counsel reasonably satisfactory to the Class or its designated representatives, then the payments otherwise due Taylor Capital Group pursuant to Sections IV.2.3(c) and IV.2.3(d) shall be forfeited to the Class Settlement Fund. Notwithstanding anything contained herein, current counsel for any of the Insurance Litigation Plaintiffs shall have no obligation to act as counsel of record (i) in filing or pursuing appeals of any judgments in the Insurance Litigation, or (ii) in any Insurance Litigation that is not pending as of the Settlement Execution Date, including, but not limited to, prosecuting Claims against Dann Insurance, Tri-City Brokerage, Freeborn & Peters, or David Kistenbroker, and the failure of said counsel to so act shall have no effect on the right of Taylor Capital Group to receive the payments set forth in Sections IV.2.3(c) and IV.2.3(d) hereof. In the event that the current counsel for the Insurance Litigation Plaintiffs shall, for any reason, cease to act as counsel in the Alstrin litigation, not act as counsel in any appeals of any part of the Insurance Litigation, or not act as counsel in any other Insurance Litigation matter, such counsel shall provide the Class or its designated representatives with reasonable access to its documents, records, and work product with respect to the Insurance Litigation and thereafter cooperate reasonably with any substituting counsel for an orderly transition of the legal representation in the matter transferred. All Insurance Litigation Plaintiffs hereby authorize their current counsel to take all actions necessary or proper to comply with the requirements of the foregoing sentence. Any Insurance Litigation Plaintiff may, at its own expense, retain its own counsel in the Insurance Litigation, who also would be subject to the requirements imposed upon the Insurance Litigation Plaintiffs by this
Section IV.2.7.

         2.8 Pursuant to that certain allocation agreement attached hereto as EXHIBIT F (the "Allocation Agreement"), the Lead Plaintiffs (for themselves and on behalf of the Class), the Cole Family, and certain other Persons (collectively, the "Allocation Movants") intend to jointly propose a Class 5 Plan of Allocation for approval by the Court or the Bankruptcy Court, as the case may be (hereinafter, the "Proposed Plan of Allocation"). As set forth herein and in EXHIBIT F hereto, the Allocation Movants intend to propose in the Proposed Plan of Allocation that the Class 5 recovery be divided among the various Class 5 interests and that all sums payable thereunder to the Class shall be paid into the Class Settlement Fund for further distribution pursuant to order of the Court. In addition, the Allocation Movants intend in connection with the Proposed Plan of Allocation to seek an order requiring that, with respect to each and every distribution (except for distributions provided in Section IV.2.4 hereof) of proceeds payable by the Estate to holders of Class 4 Claims, holders of Class 5 Equity Interests, holders of Class 5 Litigation Claims, and the attorneys for the Estate Parties (the "Distributees"), the respective amounts of cash, common stock, trust preferred securities, and any other types of instruments or securities available for distribution to each Distributee shall equal the percentage proportion that each Distributee's distribution bears to the total amount of distributions to all Distributees. Thus, if the stipulated value of a particular Distributee's distribution is equal to one percent (1%) of the total stipulated value of all of the distributions to all Distributees, that Distributee would receive one percent (1%) of the total cash available for distribution, one percent (1%) of the total common stock available for distribution, and so on with respect to every other item of value being distributed to all Distributees. The Class and the Cole Family hereby acknowledge and agree that their agreement to the provisions of this Section IV.2.8, and their separate agreement regarding the Proposed Plan of Allocation and other matters, are material inducements to their entering into this Settlement Stipulation and agreeing to be bound by its terms.

         2.9 The Settling Parties agree that they shall not (at any time, in any venue, or in any manner); (i) oppose any aspect of the Proposed Plan of Allocation, (ii) propose an alternative Class 5 Plan of Allocation, (iii) support or endorse any aspect of any other proposed Class 5 Plan of Allocation,
(iv) assert or support another's assertion that the Class' recovery under any Class 5 Plan of Allocation should be reduced or diminished in any fashion as a result of actual or projected recoveries by the Class from other sources, or (v) recognize, allow, pay, or otherwise approve or support any other Person's Claim in the Bankruptcy Cases that seeks a recovery based upon the Claims and Causes of Action asserted by the Class in the Allowed Class Claim or any such Person's asserted right to represent the interests of the Class in any manner in the Bankruptcy Cases; provided, however, that if this Settlement Stipulation fails to become effective (or becomes effective and fails to remain effective pursuant to Section IV.4.8 hereof), then (subject to their duties and obligations, if any, pursuant to the Allocation Agreement) the Settling Parties shall have the right to take any of the actions set forth in subsections (i) through (v) of this Section IV.2.9. The Settling Parties acknowledge, accept, and agree that, in addition to not opposing any aspect of the Proposed Plan of Allocation, the Estate Parties are not endorsing any aspect of the Proposed Plan of Allocation.

         2.10 The Allocation Movants shall initiate the proceedings in the Court or the Bankruptcy Court (as the case may be) in respect of the Proposed Plan of Allocation as soon as practicable after the Settlement Execution Date. All Settling Parties shall reasonably cooperate with the Allocation Movants in initiating these proceedings and bringing them to prompt conclusion.

         2.11 On the Settlement Effective Date, subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, the Lead Plaintiffs, the Class, and the Class Members shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged all Released Class Claims. On and after the Settlement Effective Date, the Lead

Plaintiffs, the Class, the Class Members, and their Related Persons shall be forever permanently enjoined from asserting or pursuing any and all Released Class Claims.

         2.12 On the Settlement Effective Date, subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, the Graham Defendants, the Cole Family, and the Taylor Defendants shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Released Graham Defendant Claims. On and after the Settlement Effective Date, the Graham Defendants, the Cole Family, the Taylor Defendants, and any Related Person to any of the foregoing shall be forever permanently enjoined from asserting or pursuing any and all Released Graham Defendant Claims.

         2.13 On the Settlement Effective Date, subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, the Estate Parties shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of the Released Estate Claims. On and after the Settlement Effective Date, the Estate Parties and their Related Persons shall be forever permanently enjoined from asserting or pursuing any and all Released Estate Claims.

         2.14 The Settling Parties agree that, based on the releases provided herein by the Class to Barlow on the Settlement Effective Date (subject to satisfaction of the condition subsequent in Section IV.4.8 hereof) and the other terms contained herein, they shall use their commercially reasonable efforts to cause the Court to provide in the Judgment to be entered that, on and after the Settlement Effective Date, subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, (i) Barlow shall be deemed to have released any and all Persons that are actual, potential, or prospective defendants in the Insurance Litigation (including, without limitation, St. Paul, National Union, CNA, Reliance Insurance, Tri-City Brokerage, Dann Insurance, Freeborn & Peters, and David H. Kistenbroker) from any and all Claims or Causes of Action that were or could have been asserted by Barlow in any matter comprising the Insurance Litigation and (ii) Barlow shall be forever permanently enjoined from asserting or pursuing any and all Claims or Causes of Action against any and all Persons that are actual, potential, or prospective defendants in the Insurance Litigation (including, without limitation, National Union, St. Paul, CNA, Reliance Insurance, Dann Insurance, Tri-City Brokerage, Freeborn & Peters, and David H. Kistenbroker) that were or could have been asserted by Barlow in any matter comprising the Insurance Litigation.

         2.15 On or after the Settlement Effective Date, subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, the Settling Parties shall execute all releases reasonably necessary or proper to cause any defendant in any aspect of the Insurance Litigation with whom a settlement has been reached or against whom a judgment has been entered to make payments in accordance with the terms and conditions of this Settlement Stipulation; provided, however, that such releases shall be (i) mutually provided by said defendant in favor of the Settling Parties, (ii) consistent with the terms and conditions of this Settlement Stipulation, and (iii) in form and substance reasonably acceptable to the parties thereto. Said releases shall fully, finally, and forever release, relinquish, and discharge the liabilities of the parties thereto to one another with respect to RAG or the issues or Claims that were or could have been asserted in the Insurance Litigation. On and after the date upon which said releases have become effective, the parties to the releases and each of their Related Persons shall be forever permanently enjoined from asserting or pursuing any of the matters released therein.

         2.16 Within five (5) business days following the Judgment becoming Final, the Estate Parties shall file a motion with the Third Circuit Court of Appeals dismissing the appeal from the June 2, 1999 opinion of the Court regarding the preliminary injunction entered by the Bankruptcy Court enjoining the Graham Litigation with prejudice and without costs. The Settling Parties shall cooperate with the Estate Parties in respect of this motion and provide such documentation as is reasonably required to implement the foregoing.

         2.17 Within five (5) business days following the Judgment becoming Final, the Class (by and through Class Co-Lead Counsel), for itself and on behalf of the Persons designated as lead plaintiffs in the Delaware Class Litigation, shall file a motion with the Delaware Chancery Court dismissing the Delaware Class Litigation with prejudice and without costs. The Settling Parties shall cooperate with the Class in respect of this motion and provide such documentation as is reasonably required to implement the foregoing.

         2.18 Within five (5) business days following the Judgment becoming Final, the Cole Family shall cause a motion to be filed with the Delaware Chancery Court dismissing the Taylor Defendants, Barlow, and Silverman from the Cole Family Chancery Action with prejudice and without costs. The Settling Parties shall cooperate with the Cole Family in respect of this motion and provide such documentation as is reasonably required to implement the foregoing.

         2.19 With respect to any and all Released Claims, each Releasing Party stipulates and agrees that, upon the Settlement Effective Date (subject to satisfaction of the condition subsequent in Section IV.4.8 hereof), said Releasing Party shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits of California Civil Code Section 1542, which provides:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

The Releasing Parties expressly have, shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to California Civil Code Section 1542. A Releasing Party may hereafter discover facts in addition to or different from those which he, she or it now knows or believes to be true with respect to the subject matter of the Released Claims, but each Releasing Party shall expressly have, shall be deemed to have, and by operation of the Judgment shall have, as of the Settlement Effective Date, fully, finally, and forever settled and released any and all Released Claims, known or unknown, direct or indirect, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. Each Releasing Party acknowledges, and shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and a key element of this Settlement Stipulation of which the Released Claims are a part.

         2.20 Prior to the Settlement Hearing, the Settling Parties shall jointly file with the Court a motion in the Graham Litigation pursuant to 15 U.S.C. Section 78u-4(f)(7) seeking a bar order in favor of the Graham Defendants, the Cole Family, the Taylor Defendants, and any Related Person to any of the foregoing with respect to all Claims and Causes of Action which were brought or could have been brought against any of the Graham Defendants, the Cole Family, the Taylor Defendants, or any Related Person to any of the foregoing. The bar order shall, as of the Settlement Effective Date (subject to satisfaction of the condition subsequent in Section IV.4.8 hereof), constitute a final discharge of the Graham Defendants, the Cole Family, the Taylor Defendants, and any Related Person to any of the foregoing from all claims of contribution which have been or may be brought by any Non-Released Party and from any obligations to the Class arising out of the Graham Litigation. The bar order shall also provide that a judgment in favor of the Class (if any) against any of the Non-Released Parties shall be reduced in accordance with 15 U.S.C.
Section 78u-4(f)(7)(B) by the greater of (i) an amount equal to the aggregate percentage of responsibility of the Settling Parties, or (ii) the amount paid to the Class. For purposes of this Section IV.2.20, "the amount paid to the Class" shall not exceed the cash and the value (measured as of the date of distribution to the Class Settlement Fund) of the securities actually received by the Class through this Settlement Stipulation (including under the Reorganization Plan through the Class 5 Plan of Allocation). The foregoing is intended to comply with 15 U.S.C. Section 78u-4(f)(7) so as to preclude any liability of the Graham Defendants, the Cole Family, the Taylor Defendants, and any Related Person to any of the foregoing to other alleged joint tortfeasors, if any, for contribution and to define and limit any reduction of the Class's Claims against any Non-Released Party. The Lead Plaintiffs (on behalf of themselves, the

Class, and all Class Members) further agree that they shall not initiate or pursue (and shall on the Settlement Effective Date dismiss with prejudice) any Claim or Cause of Action of any nature whatsoever arising under state law that would not be covered by the bar order in favor of the Graham Defendants, the Cole Family, the Taylor Defendants, and any Related Person to any of the foregoing contemplated by this Section IV.2.20. The bar order provided by this
Section IV.2.20 shall also apply to Barlow in the event that (A) he shall have executed, as of the Settlement Effective Date, a form of release that, consistent with the terms and conditions of this Settlement Stipulation, and in form and substance reasonably acceptable to the parties thereto, fully, finally, and forever releases, relinquishes, and discharges the Released Barlow Claims, and (B) either (1) Barlow shall have executed a release pursuant to Section
IV.2.15 hereof (or shall have agreed in writing to be bound by the terms of Section IV.2.15 hereof as though he were a Settling Party) or (2) the order contemplated by Section IV.4.1(h) hereof shall become Final.

         2.21 Promptly after the Settlement Execution Date, Class Co-Lead Counsel shall use commercially reasonable efforts to enter into final executed agreements with CNA and Reliance Insurance consistent with this Settlement Stipulation. The Settling Parties shall, at Class Co-Lead Counsel's request, promptly execute all reasonable mutual releases and settlement agreements (consistent with the terms of this Settlement Stipulation) as may be necessary or proper to cause either CNA or Reliance Insurance (collectively, the "Settling Insurers") to pay the settlement amounts which Class Co-Lead Counsel has previously negotiated with the Settling Insurers and has agreed to accept on behalf of the Class (i.e., $5,500,000 (plus accrued interest from date of agreement) from CNA and $1,750,000 from Reliance Insurance). On and after the date upon which said releases have become effective, the parties to the releases and each of their Related Persons shall be forever permanently enjoined from asserting or pursuing any of the matters released therein. Any amounts paid in settlement by the Settling Insurers before the Settlement Effective Date shall be held in the Class Settlement Fund for the mutual benefit of all Settling Parties. Such amounts so paid in settlement shall be held in the Class Settlement Fund until the earlier of the following shall have occurred: (i) the condition subsequent set forth in Section IV.4.8 hereof and the conditions precedent set forth in Section IV.4.1 hereof shall have been satisfied or waived; or (ii) sixty (60) days after this Settlement Stipulation shall have been terminated. If the condition subsequent set forth in Section
IV.4.8 hereof and the conditions precedent set forth in Section IV.4.1 hereof shall not have been satisfied or waived, or this Settlement Stipulation shall have been terminated, then the amounts paid by the Settling Insurers, less the amounts paid or owing pursuant to Sections IV.5.5 and IV.5.7 hereof shall be held solely for the benefit of the Graham D&O Defendants until the earlier of such time as (A) the Graham D&O Defendants agree among themselves on the amounts to be distributed to each Graham D&O Defendant or (B) the Court enters an order allocating the amounts paid by the Settling Insurers among the Graham D&O Defendants. In the event that the Taylor Settlement Agreement becomes effective and this Settlement Stipulation does not, the Taylor Defendants waive all rights to the amounts paid by the Settling Insurers. The Settling Parties understand in connection herewith that an Order of Liquidation in respect of Reliance Insurance has been entered in the Commonwealth Court of Pennsylvania on October 3, 2001.

         2.22 The Cole Family members agree that any damages recovered by them against any other tortfeasor, as a result of any injury or damages found to have been also caused by any of the Graham Defendants or the Taylor Defendants (or Barlow if he shall have executed by the Settlement Effective Date a release in respect of the Released Barlow Claims and (i) Barlow shall have executed a release requested pursuant to Section IV.2.15, or (ii) Barlow shall have agreed in writing to be bound by the terms of Section IV.2.15 hereof as though he were a Settling Party, or (iii) the order contemplated by Section IV.4.1(h) hereof shall be Final), or any Related Person to any of the foregoing shall (upon entry of an order of court) be reduced in accordance with the provisions of 10 Del. C. Chapter 63 to the extent of the pro rata share of the Cole Family's damages attributable to the Graham Defendants or the Taylor Defendants (or Barlow if he shall have executed by the Settlement Effective Date a release in respect of the Released Barlow Claims), or any Related Person to any of the foregoing; provided, however, that any reduction pursuant to 10 Del. C. Section 6304(a) of the Cole Family's Claims against Persons that are not Released Parties shall be limited to the value of the consideration actually received by the Cole Family members through this Settlement Stipulation. The foregoing is intended to comply with 10 Del. C. Section 6304 so as to preclude any liability of the Graham Defendants or the Taylor Defendants (or any of their Related Persons) to other joint tortfeasors, if any, for contribution and to define and limit any reduction of the Cole Family's Claims against any Non-Released Party.

         3. PRELIMINARY ORDER AND SETTLEMENT HEARING

         3.1 Within five (5) business days after the Settlement Execution Date, the Settling Parties shall submit this Settlement Stipulation together with its Exhibits to the Court and shall apply for entry of an order (the "Preliminary Order"), substantially in the form of EXHIBIT A hereto, requesting, inter alia, the preliminary approval of the settlement set forth in this Settlement Stipulation, and approval for the mailing and publication of a settlement notice (substantially in the form of EXHIBIT A-1 and EXHIBIT A-2 (the "Notices")) and a Proof of Claim and Release Form substantially in the form of EXHIBIT A-3, attached hereto, which shall include the general terms of the settlement set forth in this Settlement Stipulation and the date of the Settlement Hearing (as defined in Section IV.3.2 hereof).

         3.2 Class Co-Lead Counsel shall request that, after notice is given, the Court hold a final hearing (the "Settlement Hearing") and approve this Settlement Stipulation. At or after the Settlement Hearing, Class Co-Lead Counsel will request that the Court approve a proposed plan of allocation (to be determined by Class Co-Lead Counsel in their sole discretion) regarding distribution of the Class Settlement Fund. If the request for Court approval of said plan of allocation is to be made at the Settlement Hearing, Class Co-Lead Counsel shall distribute appropriate notice to the Settling Parties of said request at least fourteen (14) days in advance of the Settlement Hearing. For purposes of the foregoing, EXHIBIT A-1 and EXHIBIT A-2 shall constitute satisfactory notice.

         4.       CONDITIONS TO SETTLEMENT; EFFECT OF DISAPPROVAL OR TERMINATION

         4.1 The Settlement Effective Date shall be conditioned on the occurrence of all of the following events, any of which may be waived only as provided in Section 4.7 hereof:

                  (a) counsel for the Settling Parties shall have exchanged fully executed copies of this Settlement Stipulation;

                  (b) the Court shall have entered the Preliminary Order;

                  (c) the Court shall have entered the Judgment substantially in the form of EXHIBIT B hereto, which shall have become Final;

                  (d) the Cole Family Chancery Action against the Taylor Defendants and Silverman shall have been dismissed with prejudice and without costs;

                  (e) either (1) National Union shall have entered into an agreement acceptable to Class Co-Lead Counsel (in their sole discretion) regarding the effect of this Settlement Stipulation upon the right of the Insurance Litigation Plaintiffs to Insurance Recoveries under the National Union Policy, or (2) the Court shall have entered a Final order (the "Specified Coverage Order") providing that:
         (A) the settlement creates a "loss" to one or more of the "Insured Persons" (as defined hereinafter) sufficient to trigger coverage under the National Union Policy to the full extent of its $30,000,000 in policy limits, subject only to any coverage defenses asserted by National Union; (B) that National Union shall be obligated to pay the full amount of the policy limit if National Union loses all of its coverage defenses in the Alstrin Litigation with respect to any or all of the following Persons (hereinafter, the "Insured Persons"): any of the Estate Parties, Jeffrey Taylor, Bruce Taylor, Sidney Taylor, J. Christopher Alstrin, William S. Race, Ross J. Mangano, Solway F. Firestone, Dean L. Griffith, Lori Cole, Irwin H. Cole, the Estate of Irwin H. Cole, Howard B. Silverman, Melvin E. Pearl, and Thomas L. Barlow; and (C) any transfers of Insurance Recoveries by the Insurance Litigation Plaintiffs to the Class pursuant to this Settlement Stipulation are valid and enforceable transfers which do not void coverage or create a valid coverage defense under the National Union policy; provided, however, that if circumstances arise that render the finality of the Specified Coverage Order moot (e.g., if National Union prevails through entry of a Final order on any other coverage defenses asserted in the Insurance Litigation against all the Insured Persons, a settlement approved by the Class is reached with National Union, or a Final order is entered in which National Union is found liable under the National Union Policy), then the condition precedent represented by this Section IV.4.1(e) shall not apply and this Settlement Stipulation may become effective without the need for satisfaction of this condition precedent;

                  (f) the order described at Section IV.2.20 barring contribution claims and setting forth the judgment reductions with respect to certain Non-Settling Parties shall have been entered in substantially the form described therein;

                  (g) the Delaware Class Litigation shall have been dismissed with prejudice and without costs;

                  (h) the Court shall have entered an order, which need not become Final in order for this condition precedent to be satisfied, to the effect that on and after the Settlement Effective Date, subject to satisfaction of the condition subsequent in Section IV.4.8 hereof, (i) Barlow shall be deemed to have released any and all Persons that are actual, potential, or prospective defendants in the Insurance Litigation (including, without limitation, St. Paul, National Union, CNA, Reliance Insurance, Tri-City Brokerage, Dann Insurance, Freeborn & Peters, and David H. Kistenbroker) from any and all Claims or Causes of Action that were or could have been asserted by Barlow in any matter comprising the Insurance Litigation and (ii) Barlow shall be forever permanently enjoined from asserting or pursuing any and all Claims or Causes of Action against any and all Persons that are actual, potential, or prospective defendants in the Insurance Litigation (including, without limitation, National Union, St. Paul, CNA, Reliance Insurance, Dann Insurance, Tri-City Brokerage, Freeborn & Peters, and David H. Kistenbroker) that were or could have been asserted by Barlow in any matter comprising the Insurance Litigation; and

                  (i) the Judgment or a Final order entered by the Court in the Alstrin Litigation shall provide that the arrangement described in
         Section IV.2.6 hereof shall be valid, effective, and enforceable, is not a valid defense to the assertion of the underlying Claims or rights, and is entitled to full faith and credit in any court of competent jurisdiction.

         4.2 If all of the conditions specified in Section IV.4.1 hereof are not met within 180 days following the Settlement Execution Date (the "180 Day Period"), then this Settlement Stipulation shall be canceled and terminated and the Settling Parties returned to their respective positions as of the Settlement Execution Date (subject to Section IV.4.3 hereof) unless the Settling Parties consent (which shall not be unreasonably withheld) in writing to extend the 180 Day Period within which the conditions precedent in Section IV.4.1 hereof must be satisfied; provided however, that if the Judgment set forth in Section IV.4.1(c) and the Specified Coverage Order set forth in Section IV.4.1(e) shall have been entered, the obligations of the Settling Parties under this Settlement Stipulation shall remain in full force and effect (subject to the Judgment and the Specified Coverage Order becoming Final) for so long as is necessary to make that Judgment and Specified Coverage Order Final.

         4.3 Unless otherwise ordered by the Court, in the event the Settlement Stipulation shall terminate or be cancelled, then (subject to Section IV.2.21 hereof) within five (5) business days after written notification of such event is sent by counsel for the Estate Parties or any of the Graham D&O Defendants or by Class Co-Lead Counsel to the Escrow Agent, the Class Settlement Fund (including accrued interest), plus any amount then remaining in the Class Notice and Administration Fund (including accrued interest), less expenses and any costs which have either been disbursed pursuant to Section IV.5 hereof, or are determined to be chargeable to the Class Notice and Administration Fund shall be disbursed to such Persons as ordered by the Court. At the request of counsel for any of the Graham D&O Defendants, the Escrow Agent or its designee shall apply for any tax refund owed to the Class Settlement Fund and pay the proceeds, after deduction of any fees or expenses incurred in connection with such application(s) for refund, to such Persons as ordered by the Court).

         4.4 Notwithstanding anything herein to the contrary, in the event that this Settlement Stipulation is not approved by the Court, is terminated, or is cancelled, then (i) the Settling Parties shall be restored to their respective positions in the Graham Litigation, the Delaware Class Litigation, the Cole Family Chancery Action, the Insurance Litigation (except with respect to the Settling Insurers to the extent provided in Section IV.2.21 hereof and the distribution of St. Paul proceeds pursuant to Section IV.2.4(c) hereof), and otherwise as of the Settlement Execution Date, and none of the Settling Parties shall argue or assert a defense in the Graham Litigation, the Delaware Class Litigation, the Cole Family Chancery Action, or the Insurance Litigation that is based upon or relies in any way on the entry of the Judgment or the passage of time thereafter, (ii) any orders contrary to, or inconsistent with, such positions shall be treated as vacated, nunc pro tunc, and (iii) the Settling Parties shall take any steps and execute any documents necessary to accomplish the foregoing results (including the execution of stipulations in the Cole Family Chancery Action and the Delaware Class Litigation that would have the effect of vacating any orders entered by the Delaware Chancery Court nunc pro tunc). In such event, notwithstanding anything herein to the contrary, (A) the terms and provisions of this Settlement Stipulation (except Sections IV.5.5 and IV.5.7 hereof and the distribution of the proceeds of the St. Paul Insurance Policy under Section IV.2.4(c) hereof) and, unless the releases specify otherwise, all of the releases given pursuant to this Settlement Stipulation shall have no force and effect with respect to anyone or anything (including the Settling Parties) and shall not be used, and shall be inadmissible, in the Graham Litigation, the Delaware Class Litigation, the Cole Family Chancery Action, the Bankruptcy Case, the Insurance Litigation or in any other proceeding for any purpose, and (B) any Judgment or order entered by any court in accordance with or in furtherance of the terms of this Settlement Stipulation shall be treated as vacated, nunc pro tunc.

         4.5 If the Settlement Effective Date does not occur, or if the Settlement Stipulation is terminated pursuant to its terms, neither the Lead Plaintiffs nor any of their counsel shall have any obligation to repay any amounts actually and properly disbursed from the Class Notice and Administration Fund. In addition, any unpaid expenses already incurred and properly chargeable to the Class Notice and Administration Fund pursuant to Section IV.5.5 hereof at the time of such termination or cancellation, shall be paid by the Escrow Agent in accordance with the terms of the Settlement Stipulation prior to the balance being distributed in accordance with Section IV.4.3 hereof.

         4.6 Any termination right exercised pursuant to this Settlement Stipulation shall become effective twenty (20) days following the receipt by the other Settling Parties of written notice of a Settling Party's intention to exercise such termination right (the "Termination Date"); provided, however, that termination of this Settlement Stipulation for the reasons specified in the notice shall not become effective if cured prior to the expiration of said twenty (20) day period.

         4.7 The conditions set forth in Sections IV.4.1(a) through IV.4.1(c), and Sections IV.4.1(f) through IV.4.1(g) hereof may be waived with the express written consent of all the Settling Parties. The conditions precedent set forth in Section IV.4.1(d) hereof may be waived with the express written consent of the Taylor Defendants and Silverman. The conditions precedent set forth in
Section IV.4.1(e), Section IV.4.1(h), and Section IV.4.1(i) hereof may be waived with the express written consent of Class Co-Lead Counsel. The condition subsequent set forth in Section IV.4.8 hereof may be waived with the express written consent of Class Co-Lead Counsel and the Cole Family.

         4.8 Notwithstanding anything contained herein to the contrary, if, within thirty (30) days following the latest to occur of the conditions precedent to effectiveness set forth in Section IV.6.1 of the Taylor Settlement Agreement, the delivery obligations under Section 5 of the Taylor

Settlement Agreement shall not have been fully performed, then Class Co-Lead Counsel or the Cole Family shall have the right (in their sole discretion) to terminate this Settlement Stipulation. In the event said termination right becomes effective pursuant to Section IV.4.6 hereof, the provisions of Sections
IV.4.3 through IV.4.5 hereof shall become applicable.

         5. THE CLASS SETTLEMENT FUND

         5.1 The Escrow Agent shall invest funds deposited within the Class Settlement Fund in instruments backed by the full faith and credit of the United States Government or fully insured by the United States Government or an agency thereof and shall reinvest the proceeds of these instruments as they mature in similar instruments at their then-current market rates. The Escrow Agent shall bear all risks related to investment of the Class Settlement Fund.

         5.2 The Escrow Agent shall not disburse the Class Settlement Fund except as provided in this Settlement Stipulation, by Final order of the Court, or with the written agreement of counsel for all Settling Parties.

         5.3 Subject to further orders and/or directions of the Court, the Escrow Agent is authorized to execute such transactions on behalf of the Class Members as are consistent with the terms of the Settlement Stipulation.

         5.4 All funds held by the Escrow Agent shall be deemed and considered to be in custodia legis of the Court, and shall remain subject to the jurisdiction of the Court, until such time as such funds shall be distributed pursuant to the Settlement Stipulation and/or further order(s) of the Court.

         5.5 Within ten (10) days following deposit of funds into the Class Settlement Fund, the Escrow Agent may establish a separate "Class Notice and Administration Fund," and may deposit up to $100,000 from the Class Settlement Fund into it. The Class Notice and Administration Fund may be used by Class Co-Lead Counsel to pay costs and expenses reasonably and actually incurred in connection with providing notice to the Class, locating Class Members, soliciting Class claims, assisting with the filing of claims, administering and distributing the Class Settlement Fund to Authorized Claimants, processing Proof of Claim and Release forms and paying escrow fees and costs, if any. The Class Notice and Administration Fund may also be invested and earn interest as provided for in Section IV.5.1 of this Settlement Stipulation.

         5.6 No portion of the Class Settlement Fund shall revert to the Estate Parties, any Graham Defendant, or any other Person for any reason whatsoever unless this Settlement Stipulation is not approved by Final order of the Court or is otherwise terminated, cancelled, or fails to become effective for any reason set forth herein; provided, however, that any sums remaining in the Class Settlement Fund after payment of all amounts to be paid to Authorized Claimants under Section IV.6.2(d) hereof shall be distributed only pursuant to a separate order of the Court obtained following notice to all the Settling Parties and Barlow's counsel of record in the Graham Litigation.

         5.7 TAXES

                  (a) The Settling Parties and the Escrow Agent agree to treat the Class Settlement Fund as being at all times a "qualified settlement fund" within the meaning of Treas. Reg. Section 1.468B-1. In addition, the Escrow Agent shall timely make such elections as necessary or advisable to carry out the provisions of this Section IV.5.7, including the "relation-back election" (as defined in Treas. Reg. Section 1.468B-1) back to the earliest permitted date. Such elections shall be made in compliance with the procedures and requirements contained in such regulations. It shall be the responsibility of the Escrow Agent to timely and properly prepare and deliver the necessary documentation for signature by all necessary parties, and thereafter to cause the appropriate filing to occur.

                  (b) For the purpose of Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, the "administrator" shall be the Escrow Agent. The Escrow Agent shall timely and properly file all informational and other tax returns necessary or advisable with respect to the Class Settlement Fund (including without limitation the returns described in Treas. Reg.
         Section 1.468B- 2(k)). Such returns (as well as the election described in Section IV.5.7(a) hereof) shall be consistent with Section IV.5.7 hereof, and in all events shall reflect that all taxes (including any estimated taxes, interest or penalties) on the income earned by the Class Settlement Fund shall be paid out of the Class Settlement Fund as provided in Section IV.5.7(c) hereof and Treas. Reg. Section 1.468B-2(a).

                  (c) All (i) taxes (including any estimated taxes, interest or penalties) arising with respect to the income earned by the Class Settlement Fund, including any taxes or tax detriments that may be imposed upon the Graham Defendants with respect to any income earned by the Class Settlement Fund for any period during which the Class Settlement Fund does not qualify as a "qualified settlement fund" for federal or state income tax purposes ("taxes"), and (ii) expenses and costs incurred in connection with the operation and implementation of
         Section IV.5.7 hereof (including, without limitation, expenses of tax attorneys and/or accountants and mailing and distribution costs and expenses relating to filing (or failing to file) the returns described in Section IV.5.7) ("Tax Expenses"), shall be paid out of the Class Settlement Fund; provided, however, that in all events the Estate Parties and the Graham Defendants shall have no liability or responsibility for the taxes or the Tax Expenses. The Escrow Agent shall indemnify and hold the Estate Parties and each of the Graham Defendants harmless for taxes and Tax Expenses (including, without limitation, taxes payable by reason of any such indemnification); provided, however, that the Escrow Agent's indemnification obligation in this Section IV.5.7(c) shall be limited to funds available or remaining in the Class Settlement Fund at the time such indemnification obligation comes due and shall not be paid out of any of the personal assets of the Escrow Agent. Further, taxes and Tax Expenses shall be treated as, and considered to be, a cost of administration of the Class Settlement Fund and shall be timely paid by the Escrow Agent out of the Class Settlement Fund without prior order from the Court and the Escrow Agent shall be obligated (notwithstanding anything herein to the contrary) to withhold from distribution to Authorized Claimants any funds necessary to pay such amounts including the establishment of adequate reserves for any taxes and Tax Expenses (as well as any amounts that may be required to be withheld under Treas. Reg. Section 1.468B-2(l)(2)); neither the Graham Defendants, nor their counsel are responsible nor shall they have any liability therefor. The Settling Parties agree to cooperate with the Escrow Agent, each other, and their tax attorneys and accountants to the extent reasonably necessary to carry out the provisions of Section
         IV.5.7 hereof.

                  (d) For the purpose of Section IV.5.7 hereof, references to the Class Settlement Fund shall include both the Class Settlement Fund and the Class Notice and Administration Fund and shall also include any earnings thereon.

         5.8 The Escrow Agent shall not be personally liable to any Settling Party for any reason other than for damages proximately resulting from its own intentional misconduct or gross recklessness.

         5.9 In the event the Settlement Stipulation is not approved, or is terminated, cancelled, or fails to become effective for any reason, the Class Settlement Fund (including accrued interest) less expenses actually incurred or due and owing in connection with the settlement provided for herein, shall be refunded as described in Sections IV.4.3 and IV.4.5 hereof.

         6. ADMINISTRATION AND CALCULATION OF CLAIMS, FINAL AWARDS, AND SUPERVISION AND DISTRIBUTION OF CLASS SETTLEMENT FUND

         6.1 Class Co-Lead Counsel, or their authorized agents, acting on behalf of the Class, and subject to such supervision and direction of the Court as may be necessary or as circumstances may require, shall administer and calculate the claims submitted by Class Members and shall oversee distribution of the Class Settlement Fund to Authorized Claimants.

         6.2 The Class Settlement Fund shall be applied as follows:

                  (a) to pay the taxes and Tax Expenses described in Section
         IV.5.7 hereof;

                  (b) to pay Class Counsel attorneys' fees and expenses with interest thereon, if and to the extent allowed by the Court, as provided in Section IV.7.1 hereof;

                  (c) to pay all the costs and expenses reasonably and actually incurred in connection with providing notice, locating Class Members, soliciting claims of Class Members, assisting with the filing of claims, administering and distributing the Class Settlement Fund to Authorized Claimants, processing proofs of claim and release forms and paying escrow fees and costs, if any; and

                  (d) to distribute the balance of the Class Settlement Fund (the "Net Settlement Fund") to Authorized Claimants as allowed by the Settlement Stipulation, a Court-approved plan of allocation, or otherwise by the Court.

         6.3 Upon the Settlement Effective Date and thereafter, and in accordance with the terms of this Settlement Stipulation, the Plan of Allocation, or such further approval and further order(s) of the Court as may be necessary or as circumstances may require, the Net Settlement Fund shall be distributed to Authorized Claimants, subject to and in accordance with the provisions of this Settlement Stipulation.

         6.4 Within ninety (90) days after the mailing of the Notices or such other time as may be set by the Court, each Person claiming to be an Authorized Claimant shall be required to submit to the claims administrator a completed form entitled "Proof of Claim and Release," substantially in the form of EXHIBIT A-3 hereto (the "Proof of Claim and Release Form"), signed under penalty of perjury and supported by such documents as are specified in the Proof of Claim and Release Form and as are reasonably available to the Authorized Claimant.

         6.5 Except as otherwise ordered by the Court, all Class Members who fail to timely submit a Proof of Claim and Release Form within such period, or such other period as may be ordered by the Court, or otherwise allowed, shall be forever barred from receiving any payments pursuant to the Settlement Stipulation and the terms set forth therein, but will in all other respects be subject to and bound by the provisions of the Settlement Stipulation, the releases contained therein, and the Judgment.

         6.6 The Net Settlement Fund shall be distributed to the Authorized Claimants substantially in accordance with a plan of allocation to be described in the Notices and approved by the Court. However, if there is any balance remaining in the Net Settlement Fund after six (6) months from the date of distribution of the Net Settlement Fund (whether by reason of tax refunds, uncashed checks or otherwise), Class Co-Lead Counsel shall reallocate such balance among Authorized Claimants in an equitable and economic fashion. Thereafter, any balance which still remains in the Net Settlement Fund shall be donated to an appropriate non-profit organization or distributed as may be ordered by the Court consistent with the terms of this Settlement Stipulation.

         6.7 The Estate and the Graham Defendants shall have no responsibility for, interest in, or liability whatsoever with respect to, (i) the investment, distribution, or administration of the Net Settlement Fund, (ii) the determination or administration of a plan of allocation in respect of the Net Settlement Fund, (iii) the solicitation or calculation of Proofs of Claim and Release Forms from Authorized Claimants, and (iv) the payment or withholding of taxes, or any losses incurred in connection therewith from the Class Settlement Fund.

         6.8 No Person shall have any Claim against Class Co-Lead Counsel or any claims administrator, or other agent designated by Class Co-Lead Counsel, the Estate Parties, or the Graham Defendants (or any counsel of any of the foregoing) or any of their Related Persons, based on the distributions made under this Settlement Stipulation and terms contained therein, the plan of allocation to Authorized Claimants from the Net Settlement Fund, or further orders of the Court.

         7. CLASS ATTORNEYS' FEES AND REIMBURSEMENT OF EXPENSES

         7.1 The Lead Plaintiffs or their counsel may submit an application or applications (the "Fee and Expense Application") for distributions to them for:
(a) an award of attorneys' fees; plus (b) reimbursement of expenses incurred in connection with prosecuting the Litigation, plus any interest on such attorneys' fees and expenses at the same rate and for the same periods as earned by the Class Settlement Fund (until paid) as may be awarded by the Court (the "Fee and Expense Award"). Class Co-Lead Counsel reserve the right to make additional applications for fees and expenses incurred.

         7.2 The Fee and Expense Award shall be paid to Class Co-Lead Counsel, solely out of the Class Settlement Fund, in such manner as ordered by the Court, proportionate to the cash, securities, and other consideration paid into the Class Settlement Fund. Class Co-Lead Counsel intends to request the Court to order payment within three days of that award. Class Co-Lead Counsel shall thereafter allocate the attorneys' fees amongst Class counsel in a manner in which they in good faith believe reflects the contributions of such counsel to the prosecution and settlement of the Litigation. In the event the Settlement Effective Date does not occur, or the Judgment or order approving the Fee and Expense Award is reversed or modified, or this Settlement Stipulation is cancelled or terminated for any other reason, and in the event that the Fee and Expense Award has been paid to any extent, then Class Co-Lead Counsel shall refund the fees and expenses previously paid to them to the Class Settlement Fund (for distribution to the Graham D&O Defendants in accordance with Section
IV.2.21 hereof) within five (5) business days after receiving notice from any Settling Party or a court of appropriate jurisdiction that (i) the Settlement Effective Date has not occurred in accordance with the terms hereof, (ii) the Settlement Stipulation has been cancelled or terminated, or (iii) the Fee and Expense Award has been reversed or modified. Each such Class counsel's law firm, as a condition of receiving such fees and expenses, on behalf of itself and each partner, shareholder or member of it, agrees that the law firm and its partners and/or shareholders are subject to the jurisdiction of the Court for the purpose of enforcing the provisions of this section and that the Milberg Firm shall be jointly and severally liable for the obligation to refund fees and expenses as provided in this Section IV.7.2.

         7.3 The Graham Defendants, the Estate, the Debtors, the Estate Representative, the Cole Family, the Taylor Defendants, and any Related Person to any of the foregoing shall have no responsibility for, and no liability whatsoever with respect to any payment to, Class Co-Lead

Counsel or the allocation among Class Co-Lead Counsel and/or any other Person who may assert some claim thereto, of any Fee and Expense Award that the Court may make in the Graham Litigation.

         7.4 It is understood and agreed by the Settling Parties that any proposed plan of allocation of the Class Settlement Fund including, without limitation, any adjustments to an Authorized Claimant's claim set forth therein, any ruling on the Fee and Expense Application, or any Fee and Expense Award is not a part of this Settlement Stipulation and is to be considered by the Court separately from the Court's consideration of the fairness, reasonableness and adequacy of the settlement set forth in this Settlement Stipulation. Any order, proceeding, or appeal relating to said plan of allocation, Fee and Expense Application, or Fee and Expense Award shall not operate to terminate or cancel this Settlement Stipulation or affect the finality of the Court's Judgment approving this Settlement Stipulation, the settlements and agreements set forth therein, or any other orders entered or documents executed pursuant hereto.

         8. MISCELLANEOUS PROVISIONS

         8.1 The Settling Parties (a) acknowledge that it is their intent to consummate this Settlement Stipulation and (b) agree to cooperate to the extent necessary to effectuate and implement all terms and conditions of this Settlement Stipulation and to exercise commercially reasonable efforts to accomplish the terms and conditions of this Settlement Stipulation and obtain entry of the orders of Court contemplated herein.

         8.2 By executing this Settlement Stipulation, and subject to entry of an order in form and substance acceptable to the Settling Parties (whose acceptance shall not be unreasonably withheld), the Settling Parties provide their consent and withdraw any objections to the pending motion before the Court captioned "Motion Of The Lead Plaintiffs In The Class Action For An Order Certifying The Class Of Securities Class Action Claimants Pursuant to Fed. R. Bankr. P. 7023 And Other Relief."

      8.3 The Estate Parties shall have no responsibility for, interest in, or liability whatsoever with respect to (i) the securities issued under the Taylor Settlement Agreement and distributed under the terms of the Reorganization Plan to the Released Parties on account of their Allowed Claims or Allowed Equity Interests in the Bankruptcy Case, (ii) the determination, administration, or calculation of the Claims against the Class Settlement Fund asserted by individual Class Members, (iii) the payment or withholding of taxes, or (iv) any losses incurred in connection therewith.

      8.4 The Settling Parties further acknowledge that this Settlement Stipulation is entered into after extensive discovery has been completed and that they have had a full opportunity to evaluate with their legal counsel the merits of all Claims that are being asserted, or that could have been asserted, in the Graham Litigation.

      8.5 The Settling Parties agree that the terms of this Settlement Stipulation reflect a good faith settlement of the Released Claims and of the other terms and conditions contained herein, reached voluntarily after consultation with experienced legal counsel. Neither this Settlement Stipulation nor the settlements contained herein, nor any act performed, document executed, or statement made pursuant to or in support of or in furtherance of this Settlement Stipulation or the settlements contained herein: (i) is or may be deemed to be or may be used as an admission of, or evidence of, the validity or amount of any Released Claim or any other Claim, or of any wrongdoing or liability of the Released Party; or (ii) is or may be deemed to be or may be used as an admission of, or evidence of, any fault or omission of any Released Party in any civil, criminal or administrative proceeding in any court, administrative agency, or other tribunal. Any Released Party may file this Settlement Stipulation and/or Judgment in any other action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, release, good faith settlement, accord and satisfaction, judgment bar or reduction, or any theory of claim preclusion or issue preclusion or similar defense or counterclaim. The Settling Parties may file this Settlement Stipulation in any proceeding brought to enforce any of its terms.

      8.6 The Lead Plaintiffs (on their own behalf and on behalf of each of the Class Members) and the Released Parties intend this settlement to be a final and complete resolution of all disputes between them with respect to the Graham Litigation and the Delaware Class Litigation. This settlement compromises Claims which are contested, and it shall not be deemed an admission by any Settling Party as to the merits of any Claim or defense. The Judgment will contain a finding that during the course of the Graham Litigation and the Delaware Class Litigation, the Class and the Released Parties at all times complied with the requirements of Federal Rule of Civil Procedure 11 and comparable state procedural rules. The Settling Parties reserve their right to rebut, in a manner that such party determines to be appropriate, any contention made in any public forum that the Released Claims were brought or defended in bad faith or without reasonable basis.

      8.7 All agreements made and orders entered during the course of the Graham Litigation relating to the confidentiality of information shall survive this Settlement Stipulation.

      8.8 The Settling Parties agree that any communications they make to any taxing authorities shall be consistent with this Settlement Stipulation. Without limitation of the foregoing, the Lead Plaintiffs, the Class, the Class Members, and Class Co-Lead Counsel agree that no tax information reporting and no other tax returns are required to or will be made by them to any tax authorities with respect to the Graham D&O Defendants.

      8.9 This Settlement Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties; provided, however, that if a Settling Party unreasonably refuses to execute an amendment or modification deemed by another Settling Party to be (i) necessary to implement the terms and conditions of this Settlement Stipulation consistent with the intent of the Settling Parties as reflected herein or (ii) of immaterial effect to the Settling Party refusing to execute such amendment or modification, then Section IV.8.17 shall apply.

      8.10 This Settlement Stipulation and the Exhibits attached hereto constitute the entire agreement between the Settling Parties, except for the agreements (hereinafter, the "Other Agreements") represented by the (i) Taylor Settlement Agreement (and agreements among any of the Settling Parties with respect to certain waiver rights of the Estate Parties thereunder), (ii) the agreements between and among the Allocation Movants, (iii) agreements (if any) between the Class (or its designated representatives) and the Taylor Defendants regarding the Insurance Litigation, and (iv) any agreements--not expressly addressed in this Settlement Stipulation--between the Estate Representative and any Settling Party regarding the allowance of that Settling Party's Claims or Equity Interests in the Bankruptcy Cases. Except as otherwise contained in any of the Other Agreements, no representations, warranties, or inducements have been made to any party concerning this Settlement Stipulation other than the representations, warranties, and covenants contained and memorialized herein. The Settling Parties shall bear their own costs, except as otherwise provided herein.

      8.11 All of the Exhibits to this Settlement Stipulation are material and integral parts thereof and are fully incorporated therein by this reference.

      8.12 This Settlement Stipulation may be executed in one or more counterparts. All executed counterparts and each of them shall be deemed to be one and the same instrument. Counsel for the Settling Parties shall exchange among themselves signed counterparts of this Settlement Stipulation.

      8.13 This Settlement Stipulation shall be binding upon and shall inure to the benefit of the Settling Parties and their Related Persons.

      8.14 The Settling Parties hereby represent and warrant that they have not assigned any rights, Claims, or Causes of Action that were asserted or could have been asserted in connection with, under, or arising out of any of the claims being settled or released herein, except as provided herein.

      8.15 Any Claim or dispute arising out of or relating in any way to the Settlement Stipulation must be brought before the Court, which shall retain jurisdiction of this matter and the Settling Parties for the purposes of enforcing and implementing the terms and conditions of this

Settlement Stipulation and resolving disputes as to the rights and obligations of the Settling Parties hereunder. The Settling Parties submit to the jurisdiction of the Court for these purposes.

      8.16 This Settlement Stipulation shall be considered to have been negotiated, executed and delivered, and to be wholly performed, in the State of Illinois and the rights and obligations of the Settling Parties to this Settlement Stipulation shall be construed and enforced in accordance with the laws of the State of Illinois without giving effect to the choice of law principles of the State of Illinois or any other State or jurisdiction.

      8.17 The Settling Parties consent, pursuant to 28 U.S.C.Section 636(c) and Rule 73 of the Federal Rules of Civil Procedure, to the conduct by United States Magistrate Judge Mary Pat Thynge (the "Magistrate Judge") of all proceedings and to the entry by the Magistrate Judge of such orders and judgments, including, without limitation, the Judgment, as are necessary or required to (i) implement or act upon the Settlement Stipulation, (ii) approve, implement, or act upon the Fee and Expense Applications or the plan of allocation regarding distribution of the Class Settlement Fund, (iii) implement or act upon any petition or motion related to the foregoing, or (iv) resolve disputes regarding amendment or modification of this Settlement Stipulation arising pursuant to Section IV.8.9 hereof. To the extent any proceedings are conducted before the Magistrate Judge pursuant to this Section IV.8.17, references in this Settlement Stipulation to the "Court" shall be construed to mean the Magistrate Judge.

      8.18 This Settlement Stipulation shall not be construed more strictly against one party than another merely because it, or any part of it, may have been prepared by counsel for one of the parties. The Settling Parties acknowledge and agree that the Settlement Stipulation is the result of arm's-length negotiations between the parties and all parties have contributed substantially and materially to the preparation of this Settlement Stipulation.

      8.19 All counsel and any other Person executing this Settlement Stipulation or any related settlement documents represent and warrant that they have the full authority to take appropriate action required or permitted to be taken pursuant to the Settlement Stipulation to effectuate its terms (including, without limitation, execution of this Settlement Stipulation).

      8.20 All notices required or permitted hereunder or process relating hereto shall be in writing and signed by the party giving notice, shall be effective only upon delivery, and shall be delivered by personal delivery, facsimile (with a confirming copy sent by personal delivery or overnight courier), or by overnight delivery and a delivery receipt obtained, to the signatories to this Settlement Stipulation at the addresses indicated below.

      8.21 The Settling Parties agree that they shall execute such additional documents, statements, releases, instruments or assurances as may be reasonably necessary to effectuate the terms of this Settlement Stipulation provided that such additional documents, statements, releases, instruments or assurances are generally consistent with the material terms and conditions set forth herein.


                           *       *       *       *




                  (REMAINDER OF PAGE LEFT INTENTIONALLY BLANK)

      IN WITNESS WHEREOF, the Settling Parties have caused this Settlement Stipulation to be executed by their duly authorized attorneys.



                             COUNSEL FOR LEAD PLAINTIFFS AND THE CLASS

                                      MILBERG WEISS BERSHAD HYNES & LERACH LLP




                                      By: /s/ Helen J. Hodges
                                          __________________________________
                                               Helen J. Hodges



                                               William S. Lerach
                                               Helen J. Hodges
                                               Katherine L. Blanck
                                               600 West Broadway, Suite 1800
                                               San Diego, California 92101
                                               Telephone: (619) 231-1058
                                               Facsimile: (619) 231-4723

                                               Class Co-Lead Counsel



                                      DAVID B. KAHN & ASSOCIATES, LTD.




                                      By: /s/ Mark E. King
                                          __________________________________
                                               Mark E. King



                                               David B. Kahn
                                               Mark E. King
                                               Elissa C. Chase
                                               One Northfield Plaza
                                               Suite 100
                                               Northfield, Illinois 60093
                                               Telephone: (847) 501-5083
                                               Facsimile: (847) 501-5086

                                               Class Co-Lead Counsel

                             COUNSEL FOR THE ESTATE REPRESENTATIVE

                                      ROBERT F. COLEMAN & ASSOCIATES




                                      By: /s/ Robert F. Coleman
                                         __________________________________
                                               Robert F. Coleman

                                               Robert F. Coleman
                                               Steven R. Jakubowski
                                               Sean B. Crotty
                                               Cassandra A. Crotty
                                               77 West Wacker Drive, Suite 4800
                                               Chicago, Illinois 60601
                                               Telephone: (312) 444-1000
                                               Facsimile: (312) 444-1028

                                               Counsel for the Estate Parties



                             COUNSEL FOR THE GRAHAM DEFENDANTS



                                      MCDERMOTT WILL & EMERY





                                      By: /s/ Steven P. Handler
                                         __________________________________
                                               Steven P. Handler

                                               Steven P. Handler
                                               Steven H. Hoeft
                                               David S. Rosenbloom
                                               MCDERMOTT, WILL & EMERY
                                               227 West Monroe Street
                                               Chicago, Illinois 60606
                                               Tel: (312) 372-2000
                                               Fax: (312) 984-7700

                                               Counsel for the Taylor Defendants

                                 JENNER & BLOCK





                                      By: /s/ David J. Bradford
                                         __________________________________
                                               David J. Bradford

                                               David J. Bradford
                                               JENNER & BLOCK
                                               One IBM Plaza, 47th Floor
                                               Chicago, Illinois 60611
                                               Tel: (312) 222-9350
                                               Fax: (312) 527-0484

                                               Counsel for Melvin E. Pearl and
                                               the Voluntarily Dismissed
                                               Defendants




                                      LAW OFFICE OF JONAH ORLOFSKY





                                      By: /s/ Jonah Orlofsky
                                         __________________________________
                                               Jonah Orlofsky

                                               LAW OFFICE OF JONAH ORLOFSKY
                                               122 South Michigan Avenue
                                               Suite 1850
                                               Chicago, Illinois 60603
                                               Tel: (312) 566-0455
                                               Fax: (312) 427-1850

                                               Counsel for Certain of the Taylor
                                               Defendants in the Alstrin
                                               Litigation

                                      WILDMAN HARROLD ALLEN & DIXON





                                      By: /s/ Thomas I. Matyas
                                         __________________________________
                                              Thomas I. Matyas

                                              Thomas I. Matyas
                                              Richard M. Hoffman
                                              WILDMAN HARROLD ALLEN & DIXON
                                              225 West Wacker Drive
                                              Suite 3000
                                              Chicago, Illinois 60606
                                              Tel: (312) 201-2000
                                              Fax: (312) 201-2555

                                              Counsel for the Cole Family in the
                                              Graham Litigation and the
                                              Bankruptcy Cases




                                      MUNSCH, HARDT, KOPF & HARR, P.C.





                                      By: /s/ Dean W. Ferguson
                                         __________________________________
                                              Dean W. Ferguson

                                              Dean W. Ferguson
                                              David Matka
                                              MUNSCH, HARDT, KOPF & HARR, P.C.
                                              4000 Fountain Place
                                              1445 Ross Avenue
                                              Dallas, Texas 75202
                                              Tel: (214) 855-7500
                                              Fax: (214) 855-7584

                                              Counsel for the Cole Family in the
                                              Delaware Chancery Action and the
                                              Alstrin Litigation

                                      BELL, BOYD & LLOYD





                                      By: /s/ Stephen J. O'Neil
                                          --------------------------------------
                                              Stephen J. O'Neil

                                              Stephen J. O'Neil
                                              John W. Rotunno
                                              BELL, BOYD & LLOYD
                                              70 West Madison Street
                                              Suite 3300
                                              Chicago, Illinois 60602
                                              Tel: (312) 372-1121
                                              Fax: (312) 372-2098

                                              Counsel for Solway F. Firestone,
                                              Dean L. Griffith, Ross J. Mangano,
                                              and William S. Race




                                      ROSS & HARDIES





                                      By: /s/ Steven R. Smith
                                          --------------------------------------
                                              Steven R. Smith

                                              Steven R. Smith
                                              ROSS & HARDIES
                                              150 North Michigan Avenue,
                                              Suite 2500
                                              Chicago, Illinois 60601
                                              Tel: (312) 558-1000
                                              Fax: (312) 750-8600

                                              Counsel for Howard B. Silverman

                                     D'ANCONA & PFLAUM LLC





                                      By: /s/ George W. Spellmire, Jr.
                                          --------------------------------------
                                              George W. Spellmire, Jr.

                                              George W. Spellmire, Jr.
                                              John Everhardus
                                              D'ANCONA & PFLAUM LLC
                                              111 East Wacker Drive, Suite 2800
                                              Chicago, Illinois 60601
                                              Tel: (312) 602-2000
                                              Fax: (312) 602-3041

                                              Counsel for James D. Dolph